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                                                                   EXHIBIT 10.39

                         TANDY BRANDS ACCESSORIES, INC.

                            EMPLOYEES INVESTMENT PLAN

                 As amended and restated effective July 1, 2000


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                                TABLE OF CONTENTS

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
ARTICLE I - PURPOSE ........................................................   2

ARTICLE II - DEFINITIONS AND CONSTRUCTION ..................................   2
   2.1    DEFINITIONS ......................................................   2
   2.2    CONSTRUCTION .....................................................  15

ARTICLE III - ELIGIBILITY AND PARTICIPATION ................................  16
   3.1    ELIGIBILITY REQUIREMENTS .........................................  16
   3.2    NOTIFICATION OF ELIGIBILITY ......................................  16
   3.3    RE-ENTRY OF PRIOR PARTICIPANTS ...................................  17

ARTICLE IV - CONTRIBUTIONS .................................................  17
  4.1     SALARY REDUCTION CONTRIBUTIONS ...................................  17
  4.2     COMPANY MATCHING CONTRIBUTIONS ...................................  18
  4.3     QUALIFIED NONELECTIVE CONTRIBUTIONS ..............................  19
  4.4     SEVEN THOUSAND DOLLAR ($7,000.00) TEST ...........................  19
  4.5     DEFERRAL PERCENTAGE TEST .........................................  20
  4.6     CONTRIBUTION PERCENTAGE TEST .....................................  22
  4.7     ROLLOVER CONTRIBUTIONS ...........................................  25
  4.8     PRIOR PLAN EMPLOYEE CONTRIBUTIONS ................................  27
  4.9     PRIOR PLAN EMPLOYER CONTRIBUTIONS ................................  27

ARTICLE V - ADJUSTMENT OF INDIVIDUAL ACCOUNTS ..............................  28
  5.1     INDIVIDUAL ACCOUNTS ..............................................  28
  5.2     METHOD OF ADJUSTMENT .............................................  28
  5.3     PAYROLL WITHHOLDING AGREEMENTS ...................................  29

ARTICLE VI - ALLOCATIONS ...................................................  31
  6.1      SALARY REDUCTION AND ROLLOVER CONTRIBUTIONS .....................  31
  6.2      COMPANY MATCHING CONTRIBUTIONS ..................................  31
  6.3      QUALIFIED NONELECTIVE CONTRIBUTIONS .............................  32
  6.4      ALLOCATION OF FORFEITURES .......................................  32
  6.5      NOTIFICATION TO PARTICIPANTS ....................................  33
  6.6      MAXIMUM ANNUAL ADDITION TO ACCOUNT OR BENEFIT ...................  33


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ARTICLE VII - RETIREMENT ..................................................   36
   7.1    NORMAL OR LATE RETIREMENT .......................................   36
   7.2    BENEFIT .........................................................   36

ARTICLE VIII - DEATH ......................................................   37
   8.1    DESIGNATION OF BENEFICIARY ......................................   37
   8.2    BENEFIT .........................................................   37
   8.3    NO BENEFICIARY ..................................................   38

ARTICLE IX - DISABILITY ...................................................   38
   9.1    BENEFIT .........................................................   38

ARTICLE X - TERMINATION OF EMPLOYMENT AND FORFEITURES .....................   39
  10.1    ELIGIBILITY AND BENEFITS ........................................   39
  10.2    TIME OF PAYMENT .................................................   40
  10.3    FORFEITURES .....................................................   40

ARTICLE XI - ADMINISTRATION ...............................................   41
  11.1    APPOINTMENT OF COMMITTEE ........................................   41
  11.2    COMMITTEE POWERS AND DUTIES .....................................   41
  11.3    DUTIES AND POWERS OF THE PLAN ADMINISTRATOR .....................   43
  11.4    RULES AND DECISION ..............................................   44
  11.5    COMMITTEE PROCEDURES ............................................   44
  11.6    AUTHORIZATION OF BENEFIT PAYMENTS ...............................   45
  11.7    PAYMENT OF EXPENSES .............................................   45
  11.8    INDEMNIFICATION OF MEMBERS OF THE COMMITTEE .....................   45

ARTICLE XII - NOTICES .....................................................   45
  12.1    NOTICE TO TRUSTEE ...............................................   45
  12.2    SUBSEQUENT NOTICES ..............................................   46
  12.3    RELIANCE UPON NOTICE ............................................   46

ARTICLE XIII - DISTRIBUTIONS, WITHDRAWALS AND LOANS .......................   47
  13.1    METHOD OF PAYMENT ...............................................   47
  13.2    TIME OF PAYMENT .................................................   48
  13.3    CASH OUT DISTRIBUTION ...........................................   54
  13.4    MINORITY OR DISABILITY PAYMENTS .................................   55
  13.5    DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS ...................   55
  13.6    DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS ..............   57


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
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  13.7    FINANCIAL HARDSHIP WITHDRAWALS ..................................   58
  13.8    LOANS TO PARTICIPANTS ...........................................   60
  13.9    WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2 .......................   63
  13.10   WITHDRAWALS FOR DISABILITY ......................................   63
  13.11   WITHDRAWAL OF PRE-1986 CONTRIBUTIONS: ...........................   64
  13.12   SUSPENSION OF CONTRIBUTIONS .....................................   65

ARTICLE XIV - TRUSTEE, INVESTMENT MANAGERS AND DIRECTED INVESTMENTS .......   65
  14.1    APPOINTMENT OF TRUSTEE ..........................................   65
  14.2    APPOINTMENT OF INVESTMENT MANAGER ...............................   66
  14.3    RESPONSIBILITY OF TRUSTEE AND INVESTMENT MANAGER ................   66
  14.4    BONDING OF TRUSTEE AND INVESTMENT MANAGER .......................   67
  14.5    PARTICIPANT DIRECTION OF INVESTMENT .............................   67

ARTICLE XV - AMENDMENT AND TERMINATION OF PLAN ............................   71
  15.1    AMENDMENT OF PLAN ...............................................   71
  15.2    RIGHT TO TERMINATE AND WITHDRAW .................................   72
  15.3    SUSPENSION AND DISCONTINUANCE OF CONTRIBUTIONS ..................   72
  15.4    LIQUIDATION OF TRUST FUND .......................................   73
  15.5    CONSOLIDATION OR MERGER .........................................   74

ARTICLE XVI - GENERAL PROVISIONS ..........................................   74
  16.1    NO EMPLOYMENT CONTRACT ..........................................   74
  16.2    MANNER OF PAYMENT ...............................................   74
  16.3    NONALIENATION OF BENEFITS .......................................   75
  16.4    TITLES FOR CONVENIENCE ONLY .....................................   75
  16.5    VALIDITY OF PLAN ................................................   75
  16.6    PLAN BINDING ....................................................   76
  16.7    RETURN OF CONTRIBUTIONS .........................................   76
  16.8    MISSING PARTICIPANTS OR BENEFICIARIES ...........................   76
  16.9    QUALIFIED MILITARY SERVICE ......................................   77

ARTICLE XVII - TOP-HEAVY RULES ............................................   77
  17.1    DEFINITIONS .....................................................   77
  17.2    DETERMINATION OF-TOP HEAVY STATUS ...............................   79
  17.3    MINIMUM EMPLOYER CONTRIBUTION ...................................   81
  17.4    MINIMUM VESTING .................................................   81


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ARTICLE XVIII - ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATIONS .............  82
  18.1    PROCEDURE FOR ADOPTION ...........................................  82
  18.2    WITHDRAWAL .......................................................  83
  18.3    ADOPTION CONTINGENT UPON INITIAL AND CONTINUED QUALIFICATION .....  83

ARTICLE XIX - FIDUCIARY PROVISIONS .........................................  84
  19.1    GENERAL ALLOCATION OF DUTIES .....................................  84
  19.2    FIDUCIARY DUTY ...................................................  85
  19.3    FIDUCIARY LIABILITY ..............................................  85
  19.4    CO-FIDUCIARY LIABILITY ...........................................  85
  19.5    DELEGATION AND ALLOCATION ........................................  86

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                         TANDY BRANDS ACCESSORIES, INC.

                            EMPLOYEES INVESTMENT PLAN

                                    PREAMBLE

         WHEREAS, TANDY BRANDS ACCESSORIES, INC., a corporation formed under the laws of the State of Delaware (the "Company") previously adopted a stock bonus plan, effective as of January 1, 1991, which was spun off from the Tandy Brands Employees Investment Plan maintained by The Bombay Company, Inc. (formerly Tandy Brands, Inc.) when the Company became an independent, publicly traded corporation (the "Prior Plan"); and

         WHEREAS, the Company amended and restated the Prior Plan, effective April 1, 1999, to incorporate amendments which had previously been made, and to modify provisions of the plan to the extent necessary to comply with recent legislation, including the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997; and

         WHEREAS, the Company now desires to amend and restate the Prior Plan to add a cash or deferred feature and to implement other design changes;

         NOW, THEREFORE, in consideration of the premises and to carry out the purposes and intent as set forth above, said Prior Plan is hereby restated, retitled, and amended in its entirety, superseded and replaced by this separate, restated Tandy Brands Accessories, Inc. Employees Investment Plan, effective July 1, 2000. There will be no gap or lapse in time or effect between such Plans and the existence of a qualified Plan shall be continuous and uninterrupted.

         The terms and conditions of this restated Tandy Brands Accessories, Inc. Employees Investment Plan are as follows:


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                                    ARTICLE I

                                     PURPOSE

         The purpose of this Plan is to reward Employees of the Employer, as hereinafter defined, for their loyal and faithful service, to share with the Employees a portion of the profits, to help the Employees accumulate funds for their later years, and to provide funds for their beneficiaries in the event of death or disability. The benefits provided by this Plan will be paid from a Trust Fund established by the Employer and will be in addition to the benefits Employees are entitled to receive under any other programs of the Employer and from the Social Security Act.

          This Plan and the separate related Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the Participants hereunder and their beneficiaries. No part of the Trust Fund can ever revert to the Employer, except as hereinafter provided, or be used for or diverted to purposes other than the exclusive benefit of the Participants of this Plan and their beneficiaries.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         2.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                  (a) Affiliate: A member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), or an affiliated service group (as defined in Section 414(m) of the Code) of which


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         an Employer is a member, or any entity otherwise required to be aggregated with an Employer pursuant to Section 414(o) of the Code and the regulations issued thereunder.

                  (b) Allocation Date: The last day of the Plan Year.

                  (c) Annual Compensation: The total amounts paid by an Employer to an Employee as remuneration for personal services rendered during each Plan Year, as reported on the Employee's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), together with any amounts not includable in the gross income of the Employee pursuant to Sections 125 or 402(e)(3) of the Code, but Annual Compensation shall not include (i) any Company contributions made under the Tandy Brands Accessories Stock Purchase Program which are used to purchase stock for a participating Employee and are included in such Form W-2 as referred to above and (ii) any amounts realized from the exercise of a non-qualified stock option or from a disqualifying disposition of a stock option qualified under
         Section 423 of the Code, if any. Effective for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, Annual Compensation shall not exceed $200,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in section 415(d) of the Code. Effective for Plan Years beginning on or after January 1, 1994, Annual Compensation shall not exceed $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in section 401(a)(17)(B) of the Code. On or before June 30, 1997, in determining the Annual Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant


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         who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Annual Compensation as determined under this paragraph prior to the application of this limitation. On or after July 1, 1997, the family aggregation rules required by section 414(q)(6) of the Code shall not apply.

                  (d) Beneficiary: A person designated by a Participant or former Participant to receive benefits hereunder upon the death of such Participant or former Participant.

                  (e) Break in Service: An Employee shall have a Break in Service for each Computation Period applicable to him in which he completes less than 501 Hours of Service with an Employer unless he is on a Leave of Absence authorized by an Employer in accordance with its uniform leave policy.

                  (f) Code: The Internal Revenue Code of 1986, as amended.

                  (g) Committee: The persons appointed to administer the Plan in accordance with Article XI.

                  (h) Company: Tandy Brands Accessories, Inc., or its successor or successors.

                  (i) Company Stock: Common stock of the Company which constitutes "qualifying employer securities" under section 4975(e)(8) of the Code. In the event Company Stock or other qualifying employer securities are not or become not readily tradeable on an established securities market, the fair market value thereof shall be as determined by an independent appraiser meeting requirements similar to those contained in Treasury Regulations promulgated under section 170(a)(1) of the Code.


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                  (j) Company Matching Contributions: Contributions which may be made by an Employer for any Plan Year on behalf of a Participant who has elected to receive Salary Reduction Contributions for such Plan Year, as provided in Section 4.2 hereof. Company Matching Contributions shall be determined in the sole and absolute discretion of the board of directors of the Company.

                  (k) Company Matching Contribution Account: A separate subaccount to which is credited a Participant's Company Matching Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

                  (l) Computation Period: For purposes of determining eligibility to participate in the Plan, the Computation Period shall be the twelve (12) consecutive month period beginning on the date an Employee completes an Hour of Service, or any anniversary thereof, whichever is applicable. For purposes of determining a Participant's Years of Service, the Computation Period shall be the Plan Year.

                  (m) Disability: A medically determinable physical or mental impairment that, as determined by the Committee, is of such permanence and degree that the Participant is, and for the indefinite future will be, unable to perform substantial gainful activity commensurate with his professional or other training, education, and experience, and comparable to his then or prior services for the Company.

                  (n) Effective Date: July 1, 2000.

                  (o) Employee: Any person who is receiving remuneration for personal services rendered to an Employer, or who would be receiving such remuneration except for an authorized leave of absence. The term "Employee" shall also include any "leased


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         employee", as such term is defined below, deemed to be an employee of an Employer or any Affiliate, as provided in Sections 414(n) or (o) of the Code. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient.

                  A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated work force.

                  (p) Employee Contributions or Prior Plan Employee
         Contributions: Voluntary, after tax contributions which, prior to July 1, 2000, could be made to the Prior Plan by a Participant, at his or her election. Prior Plan Employee Contributions shall include after tax contributions made on or before December 31, 1985 to the Tandy


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         Brands Employees Investment Plan maintained by the Bombay Company, Inc.
         (formerly Tandy Brands, Inc.) and subsequently spun off into the Prior Plan as of January 1, 1991 ("Pre-1986 Contributions") and after tax contributions made after December 31, 1985 ("Post-1986 Contributions"). When the term Prior Plan Employee Contributions is used, it shall mean both Pre-1986 Contributions and Post-1986 Contributions.

                  (q) Employee Contribution Account or Prior Plan Employee Contribution Account: A separate subaccount to which is credited a Participant's Prior Plan Employee Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. The Prior Plan Employee Contribution Account shall indicate which part is attributable to Pre-1986 Contributions (the "Pre-1986 Contribution Account") and which part is attributable to Post-1986 Contributions (the "Post-1986 Contribution Account"). Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund, except as otherwise provided herein.

                  (r) Employer: Tandy Brands Accessories, Inc. and such other organizations as may adopt the Plan in accordance with Article XVIII, and their successor or successors.

                  (s) Entry Date: The first day of each calendar month.

                  (t) ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  (u) Fund or Trust Fund: All assets of whatsoever kind or nature held from time to time by the Trustee in the Trust forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., allocations, employer or employee contributions, earnings, forfeitures or gifts.


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


                  (v) Highly Compensated Employee: The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs Service for the Employer during the determination year and who, during the look-back year, received compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code). The term Highly Compensated Employee also includes Employees who are Five Percent (5%) Owners (as defined in Section 17.1(g) hereof) at any time during the look-back year or determination year. For purposes of this Section 2.1(v), the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. For purposes of this Section 2.1(v), the term "compensation" shall have the same meaning as the term "Annual Compensation," as defined in
         Section 2.1(c) hereof; provided, however, that any Company contributions made under the Tandy Brands Accessories Stock Purchase Program which are used to purchase stock for a participating Employee and are included in Form W-2 and any amounts realized from the exercise of a nonqualified stock option or from a disqualifying disposition of a stock option qualified under Section 423 of the Code, if any, shall be included in "compensation" for the purposes of this Section 2.1(v).

                  A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no Service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of the identity


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         of Highly Compensated Employees will be made in accordance with Section
         414(q) of the Code and the regulations thereunder.

                  (w) Hour of Service: Each hour connected with an Employee's Service, either before or after the Effective Date, for an Employer and described in one or more of the paragraphs (i) through (iii) below:

                           (i) Each hour for which an Employee is paid, or
                  entitled to be paid, for the performance of duties during the applicable period, shall be an Hour of Service.

                           (ii) Each hour for which an Employee is paid, or
                  entitled to be paid, by an Employer on account of a period of time during which such person performs no duties, even if the employment relationship has terminated, due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, shall be an Hour of Service. Notwithstanding the foregoing sentence,

                                    (1) Not more than 501 hours shall be
                           credited under this paragraph (ii) to the Employee on account of any single continuous period during which he performs no duties;

                                    (2) No hours shall be credited under this
                           paragraph (ii) on account of hours for which the Employee is paid or entitled to be paid under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance laws; and

                                    (3) No hours shall be credited on account of
                           a payment to the Employee solely as reimbursement for medical or related expenses incurred by such person.

                           Only for purposes of this paragraph (ii), a payment
                  shall be deemed to be made by or due from the Employer directly, or indirectly through a trust, fund, insurer, or other entity, to which the Employer contributes or pays premiums, and regardless of whether such contributions are for the benefit of particular employees or a group of employees in the aggregate.

                           (iii) With respect to periods either before or after
                  the Effective Date during which no duties were performed, each hour for which back pay is awarded or agreed to by an Employer shall be an Hour of Service, regardless of any mitigation of damages. However, any such hours with respect to periods described in paragraph (ii) shall be subject to all of the limitations set forth in paragraph (ii).

                  If an Employer maintains records of Hours of Service for Employees, such hours shall be used. For Employees, such as exempt salaried workers, for whom such records are not available, credit for Hours of Service will be at the rate of 45 hours for each week of employment.

                  In determining the number of Hours of Service to be credited to an Employee in the case of a payment which is made or due to an Employee under the provisions of the paragraphs above, the Committee of the Plan shall apply the rules set forth in Department of Labor Regulations Section 2530.200b-2(b) and (c), which rules are incorporated into and made a part of this Plan by reference.


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



                  For purposes of determining whether an Employee has incurred a Break in Service as defined in Section 2.1(e), the Committee shall credit an Employee with Hours of Service during absence from work for maternity or paternity reasons which would otherwise have been credited to such Employee but for such absence. In the case of such absence, if the actual number of hours cannot be determined, the Employee shall be credited with eight (8) Hours of Service per day of such absence. For purposes of this Plan, an Employee shall be deemed to be on maternity or paternity leave if the Employee's absence from work is by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be limited to the lesser of the number necessary to prevent the Employee from incurring a Break in Service or 501 Hours of Service. Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins, but if the Employee does not need those Hours of Service to prevent a Break in Service in the Plan Year in which the absence began, then they shall be credited in the immediately following Plan Year. This paragraph shall apply for absence periods which begin in Plan Years commencing after 1984.

                  (x) Individual Account: The account or record maintained by the Committee showing the monetary value of the individual interest in the Trust Fund of each Participant, former Participant and Beneficiary.

                  (y) Investment Managers: The qualified and acting Investment Managers, as defined in ERISA, who under this Plan may be appointed by the Committee to invest and manage Plan assets as fiduciaries.

                  (z) Leave of Absence: Any period during which an Employee is not receiving a salary from his Employer for a reason which the Employer shall consider not to constitute a termination of employment. A Leave of Absence shall be granted in accordance with an Employer's rules or practices uniformly applied to the granting of Leaves of Absence. Any period required by law to be counted as service (e.g., certain military service) shall be deemed to be a Leave of Absence in accordance with such rules as may be adopted by the Committee.

                  (aa) Named Fiduciary: The Committee shall be the Named Fiduciary designated to manage the operation and administration of the Plan.

                  (bb) Normal Retirement Date: The 65th birthday of a
         Participant.

                  (cc) Participant: An Employee who has met the eligibility requirements for participation in this Plan, as set forth in Article III hereof

                  (dd) Plan: Tandy Brands Accessories, Inc. Employees Investment Plan, as amended from time to time.

                  (ee) Plan Administrator: Such person or persons as designated by the Committee, which shall be the Committee unless and until it designates such other person or persons.

                  (ff) Plan Year: The twelve (12) month period beginning July 1st and ending June 30th, both dates inclusive of each year.



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










                  (gg) Prior Plan: The Tandy Brands Accessories, Inc. Employees Investment Plan, effective January 1, 1991, as amended and restated effective April 1, 1999.

                  (hh) Prior Plan Employer Contributions: Contributions made by the Company to the Prior Plan under the terms of the Prior Plan, attributable to any period ending prior to July 1, 2000.

                  (ii) Prior Plan Employer Contribution Account: A separate subaccount to which is credited a Participant's Prior Plan Employer Contributions and any other employer contributions made under the Prior Plan, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

                  (jj) qualified Nonelective Contributions: Contributions which may, at the election of the Company, be made to the Plan in an amount necessary to assure the Plan's compliance with the deferral percentage test described in Section 4.5 hereof or the contribution percentage test described in Section 4.6 hereof or other nondiscrimination requirements as permitted under the Code.

                  (kk) Qualified Nonelective Contribution Account: A separate subaccount to which is credited a Participant's Qualified Nonelective Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

                  (11) Retirement: Termination of employment after a Participant has reached his Normal Retirement Date. Retirement shall be considered as commencing on the day immediately following a Participant's last day of employment.

                  (mm) Rollover Contributions: Contributions which may be made to the Plan by a Participant or Employee, as provided in Section 4.7 hereof.

                  (nn) Rollover Contribution Account: A separate subaccount to which is credited a Participant's or Employee's Rollover Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

                  (oo) Salary Reduction Contributions: Contributions made to the Plan by the Company, at the election of a Participant, in lieu of cash compensation, pursuant to a payroll withholding agreement, as provided in Section 4.1 hereof.

                  (pp) Salary Reduction Contribution Account: A separate subaccount to which is credited a Participant's Salary Reduction Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

                  (qq) Service: A period or periods of employment by an Employee used in determining eligibility for Plan participation or in determining the amount of benefits. Service shall include any employment with any Affiliate of an Employer.

                  (rr) Trust: The Tandy Brands Accessories, Inc. Employees Investment Plan Trust, as amended from time to time, the trust or trusts established to hold and invest contributions made under the Plan for the exclusive benefit of the Participants included in the Plan from which the benefits will be distributed.

                  (ss) Trustee: The qualified and acting trustee or trustees under the Trust.

                  (tt) Valuation Date: Each day on which the financial markets are open for trading activity; provided, however, on a day on which the financial markets are not open, the Valuation Date shall be the next preceding day on which the financial markets were open for trading activity.

                  (uu) Year of Service: A Computation Period applicable to an Employee in which he completes at least 1,000 Hours of Service. All of an Employee's Years of Service shall be counted, subject to the following exceptions:

                           (i) Prior to the Effective Date, Years of Service
                  shall be computed and counted pursuant to the provisions of the Prior Plan in effect on the day before the Effective Date.

                           (ii) Any Employee shall receive credit for Years of
                  Service incurred while employed with a predecessor of an Employer hereunder, whether such predecessor was a corporation, partnership, sole proprietorship or other business entity. A predecessor shall include any business entity whose capital stock or assets were acquired by any Employer participating in this Plan.

                           (iii) If an Employee who does not have any
                  nonforfeitable right to his Individual Account incurs a period of consecutive Breaks in Service that equals or exceeds the greater of (1) five or (2) the aggregate number of Years of Service incurred before such period, then all of his prior Years of Service before such period shall no longer be credited to him.

          2.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section. The Plan and Trust shall each form a part of the other by reference and terms shall be used therein interchangeably.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility Requirements: Every Employee on the Effective Date, who was A Participant in the Prior Plan on the day before the Effective Date, shall continue to be a Participant in the Plan. Every other Employee shall become a Participant in the Plan as of the first Entry Date concurrent with or next following the last day of such Employee's Computation Period during which he first completes a Year of Service. Notwithstanding the foregoing, (a) Employees included in a unit of Employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, shall not be eligible to participate in the Plan unless such collective bargaining agreement expressly provides for the inclusion of such Employees under the Plan; (b) Non-resident aliens who receive no earned income from an Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan; (c) Individuals classified as independent contractors or Leased Employees under the Employer's customary worker classification procedures shall not be eligible to participate in the Plan, regardless of whether or not such individual is actually an employee. An Employee's allocation of contributions under the Plan shall take into account his Annual Compensation for only that portion of the Plan Year during which he is eligible to participate in the Plan.

         3.2 Notification of Eligibility: The Committee shall promptly notify in writing each Employee of his qualification as a Participant and shall furnish each new Participant a copy of such explanation of the Plan as the Committee shall provide for that purpose.

         3.3 Re-entry of Prior Participants:

                 (a) An Employee who terminates employment after becoming a Participant hereunder shall be eligible to participate immediately upon his completion of one Hour of Service following his re-employment by an Employer; provided, however, if the Participant did not have a nonforfeitable right to any portion of his Individual Account at the time of his termination of employment and he is re-employed after incurring a period of consecutive Breaks in Service that equals or exceeds the greater of (i) five or (ii) the aggregate number of Years of Service incurred before his termination of employment, then he must satisfy the requirements of Section 3.1 after his re-employment.

                 (b) In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but he has not incurred a Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Participant incurs a Break in Service his eligibility to participate shall be determined pursuant to Section 3.3(a) above. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if he has satisfied the requirements of Section 3.1 and would have previously become a Participant had he been in the eligible class.


                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1 Salary Reduction Contributions: Each Participant may elect to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage of his Annual Compensation which is not less than one percent (1%) and which does not exceed ten percent

(10%); provided, however, that such amount may not exceed Seven Thousand Dollars ($7,000.00), indexed for increases in the cost of living, as provided in Section 402(g)(5) of the Code, in any taxable year of such Participant. Salary Reduction Contributions shall be elected pursuant to a payroll withholding agreement, in accordance with Section 5.3 hereof. In the event that a payroll withholding agreement is not received for a Participant, a payroll withholding agreement is deemed to have been made and such Participant will be treated as if he elected one percent (1%) of his Annual Compensation to be contributed to the Trust Fund on his behalf as Salary Reduction Contributions. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant's paycheck, and shall be credited to the Salary Reduction Contribution Account of the Participant in accordance with Section 6.1.

         4.2 Company Matching Contributions: The Employer shall contribute to the Trust Fund Company Matching Contributions in the amount of one hundred percent (100%) of each Participant's Salary Reduction Contributions, not to exceed five percent (5%) of Annual Compensation. Company Matching Contributions shall be paid to the Trust Fund as soon as practicable following the end of each calendar month with respect to which the applicable Salary Reduction Contributions are made, and shall be credited to the Company Matching Contribution Account of each eligible Participant who has Salary Reduction Contributions made to the Trust Fund on his behalf during the applicable period as provided in Section 6.2. The board of directors of the Company, in its sole discretion, may change the Company Matching Contribution percentage at any time.

         4.3 Qualified Nonelective Contributions: Each Employer shall, for each Plan Year, contribute to the Trust Fund such Qualified Nonelective Contributions, if any, as the board of directors of the Company shall determine. The amount of Qualified Nonelective Contributions, if. any, shall be determined in the sole and absolute discretion of the board of directors of the Company. Qualified Nonelective Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Qualified Nonelective Contributions shall be added to and become a part of the Trust Fund, and, as of each Allocation Date, shall be credited to the Individual Accounts of the eligible Participants, as provided in
Section 6.3.

         4.4 Seven Thousand Dollar ($7.000.00) Test: If a Participant's Salary Reduction Contributions hereunder should exceed Seven Thousand Dollars ($7,000.00), indexed for increases in the cost of living, as set forth in
Section 402(g)(5) of the Code, in any taxable year of the Participant, the excess (with earnings thereon) shall be distributed to the Participant. If the Participant also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Section 402(g) of the Code with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon) shall be distributed to the Participant. In the event there is a loss allocable to an excess deferral, any distribution to a Participant as required by this Section 4.4 shall be no greater than the lesser of: (a) the value of the Participant's Salary Reduction Contribution Account or
(b) the Participant's excess deferrals for the Plan Year. Any distribution under this

Section shall be made to the Participant no later than the April 15th immediately following the close of the Participant's taxable year for which such excess deferrals were made.

         4.5 Deferral Percentage Test: Each Plan Year, the Committee shall determine:

                  (a) The "deferral percentage" for each Employee who is then eligible for Salary Reduction Contributions, which, in the case of a Highly Compensated Employee, shall be the ratio of the amount of such Highly Compensated Employee's Salary Reduction Contributions for such Plan Year to the Highly Compensated Employee's compensation (as defined in Section 2.1(v) hereof) for such Plan Year, and, which in the case of an Employee who is not a Highly Compensated Employee, shall be the ratio of the amount of such Employee's Salary Reduction Contributions for such Plan Year to such Employee's compensation (as defined in Section 2.1(v) hereof) for such Plan Year;

                  (b) The "highly compensated deferral percentage," which shall be the average of the "deferral percentages" for all Highly Compensated Employees then eligible for Salary Reduction Contributions; and

                  (c) The "nonhighly compensated deferral percentage," which shall be the average of the "deferral percentages" for all Employees then eligible for Salary Reduction Contributions who were not included in the "highly compensated deferral percentage," in (b) above.

In no event shall the "highly compensated deferral percentage" exceed the greater of: (i) a deferral percentage equal to one and one-fourth (1 1/4) times the "nonhighly compensated deferral percentage" or (ii) a deferral percentage equal to two (2) times the "nonhighly compensated deferral percentage," but not more than two (2) percentage points greater than the "nonhighly compensated deferral percentage," or such lesser amount as the Secretary of Treasury may prescribe to prevent the multiple use of this alternative limitation, as set forth in Section 1.401(m)-2(b) of the Treasury Regulations. In the event that multiple use of the alternative limitation occurs with respect to any Plan Year, then either the "highly compensated contribution percentage," as defined in
Section 4.6 hereof, or the "highly compensated deferral percentage," as defined above, shall be reduced, such reduction and the Highly Compensated Employees to whom such reduction shall apply to be determined by the Committee in accordance with Section 1.401(m)-2(c) of the Treasury Regulations. If the above deferral percentage test would otherwise be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(k)-1(b)(5) of the Treasury Regulations, the "deferral percentage," as defined in (a) above, shall instead be the ratio of the sum of the Employee's Salary Reduction Contributions, Qualified Nonelective Contributions, if any, and, to the extent necessary to satisfy the deferral percentage test, Company Matching Contributions for the applicable Plan Year to the Employee's compensation (as defined in Section 2.1(v) hereof) for the applicable Plan Year. Any Company Matching Contributions so utilized to satisfy the deferral percentage test shall at all times be one hundred percent (100%) vested and nonforfeitable and shall be excluded from consideration for purposes of the contribution percentage test described in Section 4.6. If, after consideration of Qualified Nonelective Contributions, if any, and applicable Company Matching Contributions, as described above, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Salary Reduction Contribution included in the "highly compensated deferral percentage" for a Participant whose deferral percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage test and the amount of such Salary Reduction Contribution, to the extent revoked, shall constitute an "excess contribution" to be distributed to such Participant (with earnings thereon) no later than the last day of the Plan Year following the Plan Year for which such contribution was made. Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions which are taken into account in calculating the deferral percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess contributions have been allocated. For purposes of the preceding sentence, the "largest" amount is determined after distribution of any amounts distributed hereunder pursuant to Section 4.4 hereof. In the event there is a loss allocable to an excess contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of: (1) the value of the Participant's Salary Reduction Contribution Account or (2) the Participant's excess contribution for the Plan Year during which such excess contribution was made.

          If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the deferral percentage test, then such Employee's deferral percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the deferral percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Section 410(b) or 401(a)(4) of the Code, then such plans are treated as a single plan for purposes of the deferral percentage test.

         4.6 Contribution Percentage Test: Each Plan Year, the Committee shall determine:

                  (a) The "contribution percentage," for each Employee who is then eligible to receive Company Matching Contributions, which, in the case of a Highly Compensated

         Employee, shall be the ratio of the sum of such Employee's Company Matching Contributions for such Plan Year to the Highly Compensated Employee's compensation (as defined in Section 2.1(v) hereof) for such Plan Year, and, which in the case of an Employee who is not a Highly Compensated Employee, shall be the ratio of the amount of such Employee's Company Matching Contributions for such Plan Year to such Employee's compensation (as defined in Section 2.1(v) hereof) for such Plan Year.

                  (b) The "highly compensated contribution percentage," which shall be the average of the "contribution percentages" for all eligible Highly Compensated Employees; and

                  (c) The "nonhighly compensated contribution percentage," which shall be the average of the "contribution percentages" for all Employees then eligible who were not included in the "highly compensated contribution percentage" in (b) above.

In no event shall the "highly compensated contribution percentage" exceed the greater of: (i) a contribution percentage equal to one and one-fourth (1 1/4) times the "nonhighly compensated contribution percentage" or (ii) a contribution percentage equal to two (2) times the "nonhighly compensated contribution percentage," but not more than two (2) percentage points greater than the "nonhighly compensated contribution percentage," or such lesser amount as the Secretary of Treasury may prescribe to prevent the multiple use of this alternative limitation, as set forth in Section 1.401(m)-2(b) of the Treasury Regulations. In the event that multiple use of the alternative limitation occurs with respect to any Plan Year, then either the "highly compensated deferral percentage," as defined in Section 4.5 hereof, or the "highly compensated contribution percentage," as defined above, shall be reduced, such reduction and the Highly Compensated Employees to whom such reduction shall apply to be determined by the Committee in accordance with Section l.401(m)-2(c) of the Treasury Regulations. If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section
1.401 (m)-l (b)(5) of the Treasury Regulations, the "contribution percentage," as defined in (a) above, shall instead be the ratio of the sum of the Employee's Company Matching Contributions and, to the extent necessary to satisfy the contribution percentage test, Salary Reduction Contributions and Qualified Nonelective Contributions, if any, for the applicable Plan Year to the Employee's compensation (as defined in Section 2.1(v) hereof) for the applicable Plan Year. Any Salary Reduction Contributions or Qualified Nonelective Contributions so utilized to satisfy the contribution percentage test shall be excluded from consideration for purposes of the deferral percentage test described in Section 4.5. If, after consideration of applicable Salary Reduction Contributions and Qualified Nonelective Contributions, if any, as described above, the contribution percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Company Matching Contribution included in the "highly compensated contribution percentage" for a Participant whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test and the amount of such contribution, to the extent revoked, shall constitute an "excess aggregate contribution" to be distributed to such Participant (with earnings thereon) or forfeited, if applicable, no later than the last day of the Plan Year following the Plan Year for which such contribution was made. Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such

Employer contributions and continuing in descending order until all excess aggregate contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after first determining required distributions under Section 4.4 hereof, and then determining excess contributions under Section 4.5. In the event there is a loss allocable to an excess aggregate contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of: (1) the value of the Participant's Company Matching Contribution Account or (2) the Participant's excess aggregate contribution for the Plan Year.

         If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the contribution percentage test, then such Employee's contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Section 410(b) or 401(a)(4) of the Code, then such plans are treated as a single plan for purposes of the contribution percentage test.

         4.7 Rollover Contributions: Any Participant who is entitled to receive an eligible rollover distribution, as defined in Section 401(a)(31)(C) of the Code, may, in accordance with procedures approved by the Committee, elect to transfer directly to the Trustee, as a trustee-to-trustee transfer, in cash only, an amount equal to all or a portion of such distribution; provided that the maximum amount of such transfer shall be the fair market value of that portion of the distribution which would be includable in gross income if not so transferred (determined without regard to Section 402(c) of the Code). Any Participant who has had distributed to him an amount which qualifies as an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, may, in accordance with procedures approved by the Committee, contribute cash only to the Trust Fund in an amount equal to all or any portion of such distribution, provided the following conditions are met:

                  (a) The contribution occurs on or before the 60th day following his receipt of such distribution or, if such distribution has previously been deposited in an individual retirement account (as defined in Section 408 of the Code), the contribution occurs on or before the 60th day following his receipt of such distribution from the individual retirement account; and

                  (b) If the amount contributed has not previously been deposited in an individual retirement account, the maximum amount of such contribution shall be the fair market value of that portion of the distribution which would be includable in gross income if not so contributed.

         The Committee shall develop such procedures, and may require such information from a Participant desiring to make such a contribution or direct transfer, as it deems necessary or desirable to determine that the proposed contribution or transfer will meet the requirements of this Section 4.7. Upon approval by the Committee, the amount contributed or transferred shall be deposited in the Trust and shall be credited, as of the Valuation Date next following such contribution or transfer, to a Rollover Contribution Account for the Participant.

         An Employee in an eligible class to participate in the Plan, whether or not he has satisfied the eligibility conditions of the Plan, as set forth in
Section 3.1 hereof, may make a Rollover Contribution to the Trust Fund to the same extent and in the same manner as a Participant. If such Employee makes a Rollover Contribution to the Trust Fund prior to satisfying the Plan's eligibility conditions, the Committee and Trustee shall treat the Employee as a Participant for all purposes of the Plan except for purposes of sharing in contributions until he actually becomes a

Participant. If the Employee terminates employment prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him in accordance with the provisions of Article XIII hereof, as if such Employee were a Participant of the Plan.

         Each Participant's or Employee's Rollover Contribution Account shall be 100% vested and nonforfeitable at all times, and shall share in asset adjustments pursuant to Section 5.2 herein, but shall not share in contributions. Upon termination of employment, the total amount of a Participant's Rollover Contribution Account shall be distributed in accordance with Article XIII hereof.

         4.8 Prior Plan Employee Contributions: As of July 1, 2000, Prior Plan Employee Contributions shall be neither required nor permitted under this Plan. Prior Plan Employee Contributions which have previously been made shall at all times be fully vested and nonforfeitable, shall be credited to the Participant's Prior Plan Employee Contribution Account, shall in due course be included in the adjustment of Individual Accounts, as provided in Section 5.2, and shall share in the gains and losses of the Trust Fund. All Prior Plan Employee Contributions shall be invested in the Frozen Company Stock Fund, as provided in Section 14.5(c).

         4.9 Prior Plan Employer Contributions: As of July 1, 2000, Prior Plan Employer Contributions shall be neither required nor permitted under this Plan. Prior Plan Employer Contributions which have previously been made shall at all times be fully vested and nonforfeitable, shall be credited to the Participant's Prior Plan Employer Contribution Account, shall in due course be included in the adjustment of Individual Accounts, as provided in Section 5.2, and shall share in the gains and losses of the Trust Fund. All Prior Plan Employer

Contributions shall be invested in the Frozen Company Stock Fund, as provided in
Section 14.5(c).


                                    ARTICLE V

                        Adjustment of Individual Accounts

         5.1 Individual Accounts: The Committee shall establish an Individual Account for each Participant showing the monetary value of the individual interest in the Trust Fund of each Employee, former Employee and Beneficiary. The Individual Account of each Participant shall be composed of a Company Matching Contribution Account, to which Company Matching Contributions, if any, shall be credited and a Salary Reduction Contribution Account, to which Salary Reduction Contributions, if any, shall be credited, together with Company Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.5 and 4.6 hereof. Qualified Nonelective Contributions, if any, contributed to satisfy the deferral percentage test or the contribution percentage test as set forth in
Section 4.5 and 4.6 hereof, shall be credited to a Participant's Qualified Nonelective Contribution Account. If an individual has made either Prior Plan Employee Contributions or Rollover Contributions, or received Prior Plan Employer Contributions, then his Individual Account shall include a Prior Plan Employee Contribution Account, a Rollover Contribution Account and a Prior Plan Employer Contribution Account, as applicable.

         5.2 Method of Adjustment: The Committee, or the Trustee or Investment Manager, as directed by the Committee, shall value the assets of the Trust Fund on each Valuation Date. In making such valuation, the Committee, or the Trustee, as the case might be, shall arrive at the fair market value of each investment fund in the Trust Fund. As of each Valuation Date, before any restoration of accounts as required pursuant to Section 13.3 hereof and before taking into account the contributions of the Employer and forfeitures for the period since the last preceding Valuation Date, the Committee shall adjust all Individual Accounts as follows:

                  (a) The Committee shall determine the market value of each investment fund in the Trust Fund, including the effect of expenses of administration and other charges against such fund since the last Valuation Date.

                  (b) The Committee shall determine the total aggregate value of all Individual Accounts participating in the investment fund as shown in its records as of the prior Valuation Date. The Individual Account balances of Employees, former Employees and Beneficiaries shall be reduced by any amounts paid to them from the investment fund since the last Valuation Date.

                  (c) The Committee shall then adjust the value of each Individual Account participating in the investment fund by crediting each Individual Account with its proportion of the difference between
         (a) and (b) if (a) is the larger or charging it with its proportion of the difference between (a) and (b) if (b) is larger; the proportion to be so credited or charged to each Individual Account shall be calculated by multiplying the difference between (a) and (b) by a fraction, the numerator of which is the value of said Individual Account and the denominator of which is the aggregate value of all Individual Accounts.

         5.3 Payroll Withholding Agreements: Each Participant who elects to make Salary Reduction Contributions shall enter into a payroll withholding agreement between the Participant and the Employer, to be effective as of the first day of the first payroll period for which he elects Salary Reduction Contributions. Such agreement must be made prior to the first day of such payroll period, and shall be effective for each payroll period thereafter until modified or amended, as provided below.

         The terms of such agreement shall provide that the Participant agrees to have the Employer withhold from his compensation each payroll period an amount, expressed as any whole percentage of his Annual Compensation which does not exceed the limitations of Article IV. In consideration of such agreement, the Employer will make a contribution to the Trust Fund on behalf of the Participant for each payroll period in an amount equal to the total amount by which the Participant's Annual Compensation from the Employer was reduced during such payroll period pursuant to the payroll withholding agreement. In the event that a payroll withholding agreement for a Participant is not received, the Participant is deemed to have completed a payroll withholding agreement in accordance with Section 4.1.

         Notwithstanding the above, payroll withholding agreements shall be governed by the following general guidelines:

                  (a) A payroll withholding agreement shall apply to each payroll period during which an effective agreement is in place. Upon termination of employment, such agreement will become void.

                  (b) A Participant may revoke his payroll withholding agreement at any time upon reasonable advance notice to the Committee, and thus discontinue all future withholding thereafter. A resumption of withholding following the revocation of a payroll withholding agreement may be made only upon advance notice to the Committee, within the time period established and in the manner prescribed by the Committee, such notice to be in the form of a new payroll withholding agreement, and shall be effective as of the first day of the first full payroll period beginning thereafter. A Participant may increase the percentage to be withheld from his Annual Compensation or decrease the percentage to be withheld from his Annual Compensation upon reasonable advance notice to the Committee, such increase or decrease to be effective as of the first full payroll period beginning thereafter. Any revocation of or change in the terms of a payroll withholding agreement shall be made in the manner prescribed by the Committee.

                  (c) An Employer may unilaterally amend or revoke a payroll withholding agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions, as defined in Section 6.6(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to insure that the requirements of Section 401(k) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of a Highly Compensated Employee.


                                   ARTICLE VI

                                   ALLOCATIONS

         6.1 Salary Reduction and Rollover Contributions: Salary Reduction Contributions shall be credited to the Salary Reduction Contribution Accounts of Participants and former Participants, as of the Valuation Date coinciding with the date on which Salary Reduction Contributions are received by the Trust Fund, or as soon thereafter as administratively feasible, in accordance with each Participant's or former Participant's payroll withholding agreement. Rollover Contributions shall be credited to the Individual Accounts of Participants and Employees as provided in Section 4.7 hereof.

         6.2 Company Matching Contributions: Company Matching Contributions for the period ending on the last day of each month shall be credited to the Company Matching

Contribution Accounts of all eligible Participants as of the Valuation Date coinciding with the date on which Company Matching Contributions are received by the Trust Fund or as soon thereafter as administratively feasible. The amount of the Company Matching Contribution, if any, allocated to the Company Matching Contribution Account of each eligible Participant shall be that percentage of such eligible Participant's Salary Reduction Contributions specified by the board of directors of the Company in accordance with Section 4.2.

         6.3 Qualified Nonelective Contributions: As of each Allocation Date, but after any adjustment of Individual Accounts, as provided in Section 5.2, and other applicable provisions herein, the Committee shall allocate Qualified Nonelective Contributions, if any, for the Plan Year ending with said Allocation Date to the Qualified Nonelective Contribution Accounts of all Participants who are not Highly Compensated Employees for the Plan Year, except those Participants who terminated employment prior to the Allocation Date. The amount of the contribution allocated under this Section 6.3 to the Qualified Nonelective Contribution Account of each such Participant shall be in the proportion that his Annual Compensation bears to the total Annual Compensation of all such Participants.

         6.4 Allocation of Forfeitures: If a Participant forfeits a portion of his Individual Account as provided in Section 10.3 hereof, then said forfeited amount shall be used first to restore the Individual Accounts of rehired Participants, as required under Section 13.3 hereof. Any remaining forfeitures shall be utilized to reduce the Employer's obligation, if any, to make Company Matching Contributions pursuant to the terms of the Plan. If a Participant who does not have any nonforfeitable right to his Individual Account terminates his employment and thereby forfeits his Individual Account, then in the event such Participant is re-employed before he has incurred five (5) or more consecutive Breaks in Service, his Individual Account which was forfeited shall again be credited to his account by his Employer at the time of his re-employment.

         6.5 Notification to Participants: At least annually, the Committee shall advise each Participant, former Participant and Beneficiary for whom an Individual Account is held hereunder of the then balance in such account.

         6.6 Maximum Annual Addition to Account or Benefit:

                  (a) Where Employer Maintains Another Qualified Defined Contribution Plan: If an Employer maintains, or has ever maintained, this Plan and one or more other qualified defined contribution plans, the Annual Additions allocated under this Plan to any Participant's Individual Account shall be limited in accordance with the allocation provisions of this Section 6.6(a).

                  The amount of the Annual Additions which may be allocated under this Plan to any Participant's Individual Account as of any Allocation Date shall not exceed the Maximum Permissible DC Amount (based upon compensation up to such Allocation Date) reduced by the sum of any allocations of Annual Additions made to the Participant's Individual Account under this Plan and any other such plans maintained by the Employer as of any preceding allocation date within the Limitation Year.

                  If an Allocation Date of this Plan coincides with an allocation date of any other plan described in the above paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such date shall be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Article during the Limitation Year and the denominator of which is the amount that would otherwise be allocated on this Allocation Date under all plans without regard to this Section 6.6.

                  If the Annual Addition allocated on behalf of a Participant under this Plan is to be reduced as of any Allocation Date as a result of exceeding the limitations described in the next preceding two paragraphs, such reduction shall be, to the extent required, effected by first reducing Salary Reduction Contributions, and earnings attributable thereto, and then by reducing any Company Matching Contributions to be allocated under this Plan on behalf of such Participant as of such Allocation Date.

                  If as a result of the first four paragraphs of this Section 6.6(a) the allocation of Annual Additions is reduced, such reduction shall be made as follows:

                           (i) To the extent permitted under applicable Treasury
                  Regulations, the amount of such reduction consisting of Salary Reduction Contributions, and earnings attributable thereto, shall be paid to the Participant as soon as administratively feasible.

                           (ii) The amount of such reduction consisting of
                  Company Matching Contributions shall be allocated and reallocated to the Individual Accounts of the other Participants in the proportion that each Participant's compensation bears to the total compensation of all such Participants' compensation for such Plan Year to the extent that such allocations do not cause the Annual Additions to any such other Participant's Individual Account to exceed the lesser of the Maximum Permissible DC Amount or any other limitation provided in the Plan.

                  (b) Definitions Applicable to Section 6.6.

                           (i) Annual Additions: Annual Additions are the sum of
                  the following amounts allocated on behalf of a Participant for a Limitation Year:

                                    (1) all Company Matching Contributions;

                                    (2) all forfeitures, if applicable;

                                    (3) all Salary Reduction Contributions; and

                                    (4) amounts allocated after March 31, 1984,
                           to an individual medical account, as defined in
                           Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Employer.

                           The Annual Additions for any Limitation Year
                  beginning before January 1, 1987, shall not be recomputed to treat all Prior Plan Employee Contributions as Annual Additions.

                           (ii) Employer: Employer shall mean, in addition to an
                  Employer (as defined in Section 2.1(r) hereof), any and all Affiliates of an Employer.

                           (iii) Limitation Year: The Limitation Year shall be
                  the twelve (12) consecutive month period ending on the last day of June or any other twelve (12) consecutive month period for all qualified plans of an Employer pursuant to a written resolution the Employer adopts.

                  (c) Maximum Permissible DC Amount: The Maximum Permissible DC Amount for a given Limitation Year is equal to the lesser of (i) 25% of compensation for the Limitation Year (as defined in Section 2.1(v) hereof, but, for Limitation Years ending prior to July 1, 1998, excluding contributions made by the Employer pursuant to a salary reduction agreement under a plan subject to Section 401(k) or 125 of the Code) applicable to such Limitation Year or (ii) $30,000, as adjusted. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the $30,000 referred to in the previous sentence is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.


                                   ARTICLE VII

                                   RETIREMENT

         7.1 Normal or Late Retirement: A Participant, upon reaching his Normal Retirement Date for the purposes of this Plan, shall be entirely vested in his Individual Account and such amount contained therein shall be nonforfeitable. If a Participant continues in the employment of an Employer beyond his Normal Retirement Date, he shall continue to participate in the Plan.

         7.2 Benefit: Upon Retirement (whether normal or late Retirement in accordance with Section 7.1), a Participant shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding his date of Retirement, together with his portion, if any, of Salary Reduction Contributions and Company Matching Contributions allocated after his date of Retirement, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. Upon his Retirement under this Article VII, a Participant shall receive the benefits to which he is entitled at the time and in the manner provided in Article XIII hereof.


                                  ARTICLE VIII

                                      DEATH

         8.1 Designation of Beneficiary: Each Participant and former Participant may, from time to time, designate one or more Beneficiaries and alternate Beneficiaries to receive benefits pursuant to this Article in the event of the death of such Participant or former Participant. Such designation shall be made in writing upon a form provided by the Committee and shall only be effective when filed with the Committee. The last such designation filed with the Committee shall control. If a Participant is married, his spouse shall automatically be his Beneficiary; provided, however, a Beneficiary other than his spouse may be designated if (a) his spouse consents in writing to such designation, the consent acknowledges the effect of such designation and the designation is witnessed by a member of the Committee or a notary public, or (b) it is established to the satisfaction of the Committee that there is sufficient reason why the consent may not be obtained.

         8.2 Benefit: Upon the death of a Participant or former Participant, his designated Beneficiary or Beneficiaries shall be entitled to the entire vested amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding his date of death, together with his portion, if any, of Salary Reduction Contributions and Company Matching Contributions allocated after his date of death, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. Payment shall be made at the time and in the manner provided in Article XIII hereof.

         8.3 No Beneficiary: If a Participant or former Participant dies without a designated Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the Committee is hereby empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following with priority in the order named by number which shall include persons legally adopted:

                  (a) his spouse;

                  (b) his children and children of deceased children, per stirpes (by right of representation);

                  (c) his parents;

                  (d) his brothers and sisters, and nephews and nieces who are children of deceased brothers and sisters, per stirpes (by right of representation); and

                  (e) his legal representative properly appointed by the appropriate court upon his death.

Neither the Employer nor the Trustee shall be named as Beneficiary.

         For the purpose of this Plan, the production of a certified copy of the death certificate of any Employee or other person shall be sufficient evidence of death, and the Committee shall be fully protected in relying thereon. In the absence of such proof, the Committee may rely upon such other evidence of death as it deems necessary or advisable.


                                   ARTICLE IX

                                   DISABILITY

         9.1 Benefit: In the event of the Disability of a Participant, he shall be entitled to the entire vested amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding the date on which his employment terminates as a result of his Disability, together with his portion, if any, of Salary Reduction Contributions and Company Matching Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. Payments shall be made at the time and in the manner provided in Article XIII hereof. A Participant who suffers a Disability who has not terminated employment may request an in-service withdrawal in accordance with Section 13.10 hereof.


                                    ARTICLE X

                    TERMINATION OF EMPLOYMENT AND FORFEITURES

         10.1 Eligibility and Benefits: If a Participant's employment with his Employer and all Affiliates shall terminate for any reason other than his Retirement under Article VII, death under Article VIII, or Disability under
Article IX, such Participant shall be entitled to the entire amount to the credit of his Salary Reduction Contribution Account, Prior Plan Employee Contribution Account, Prior Plan Employer Contribution Account, Rollover Contribution Account and Qualified Nonelective Contribution Account and to a percentage of the amount in his Company Matching Contribution Account as of the Valuation Date coincident with or next preceding the date of such termination, together with his portion, if any, of Salary Reduction Contributions and Company Matching Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. The percentage of such amount in his Company Matching Contribution Account to which he is entitled shall be determined in accordance with the following schedule:

                                                               Percentage
                   Completed Years of Service                   Payable
                   --------------------------                  ----------
                   1 year but less than 2 years                    33%
                   2 years but less than 3 years                   67%
                   3 years or more                                100%

         The provisions of this Section 10.1 shall be subject to the provisions of Section 15.3 hereof, which shall be given full effect. Notwithstanding the foregoing, each Participant in the Plan who was a Participant in the Prior Plan on or before June 30, 2000 shall be 100% vested in his Company Matching Contribution Account under the Plan.

         10.2 Time of Payment: The amount to which a Participant shall be entitled under Section 10.1 shall be paid to him at the time and in the manner provided in Article XIII hereof.

         10.3 Forfeitures: A Participant to whom Section 10.1 is applicable shall forfeit that portion of the amount in his Individual Account to which he is not entitled under Section 10.1 and the amount thus forfeited shall remain in the Trust Fund and shall be allocated pursuant to the provisions of Section 6.4. A Participant who does not have any nonforfeitable right to his Individual Account shall be deemed to have received a cashout distribution pursuant to
Section 13.3 hereof, and shall forfeit the amount in such Individual Account in the Plan Year in which his termination of employment occurs. A Participant who receives a cashout distribution in accordance with the provisions of Section
13.3 hereunder shall forfeit that portion of his Individual Account to which he is not entitled under Section 10.1 in the Plan Year in which the cashout distribution occurs. A Participant who is entitled to a portion of his Individual Account but who is not one hundred percent (100%) vested in such Individual Account, and who does not receive a cashout distribution under
Section 13.3, shall forfeit that portion of his Individual Account to which he is not entitled under Section 10.1 in the Plan Year in which he incurs five (5) consecutive Breaks in Service.

                                   ARTICLE XI

                                 ADMINISTRATION

         11.1 Appointment of Committee: The Plan shall be administered by a committee known as the "Administrative Committee," hereinafter referred to as the "Committee" consisting of at least one or more persons who shall be appointed by and serve at the pleasure of the board of directors of the Company. At least one of the members of the Committee shall be an outside director on the board of directors of the Company. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust. The members of the Committee shall not receive compensation with respect to their services for the Committee; provided, however, that any member of the Committee who is an outside director on the board of directors of the Company shall be paid usual and reasonable director's committee fees by the Company. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. Each member of the Committee shall hold office until his death, disability, resignation or removal from office. Any member of the Committee may be removed by the Company at its pleasure. Any member may resign by delivering his written resignation to the Company and to the other members of the Committee.

         11.2 Committee Powers and Duties: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                  (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by distributees in obtaining benefits;

                  (c) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

                  (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (e) to delegate to one or more of the members of the Committee or the Plan Administrator the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

                  (f) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

                  (g) to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel; and

                  (h) to take any and all further actions from time to time as the Committee, in its sole and absolute discretion, shall deem necessary for the proper administration of the Plan.

                  The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. The Committee shall have full and absolute discretion in the exercise of each and every aspect of its authority under this Plan, including without limitation, all of the rights, powers and authorities specified in this Section 11.2 and, if applicable, in Section 11.3 hereof.

                  A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members. Except when there is only one member of the Committee, an individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the board of directors of the Company will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         11.3 Duties and Powers of the Plan Administrator: The Plan Administrator shall have such powers as may be necessary to discharge his duties hereunder, including, but not by way of limitation, the following powers and duties:

                  (a) to file with the Secretary of Labor the annual report, plan description, summary plan description, and other pertinent documents which may be requested by the Secretary;

                  (b) to file with the Secretary of Labor such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

                  (c) to furnish each Participant and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

                  (d) to furnish any Participant or Beneficiary, who requests in writing, statements indicating such Participant's or Beneficiary's total accrued benefits and nonforfeitable benefits, if any;

                  (e) to furnish to a Participant a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Code;

                  (f) to maintain all records necessary for verification of information required to be filed with the Secretary;

                  (g) to allocate the assets of the Plan available to provide benefits to Participants in the event the Plan should terminate; and

                  (h) to report to the Trustee all available information regarding the amount of benefits payable to each Participant, the amount of benefits guaranteed, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan.

         11.4 Rules and Decision: The Committee may adopt such rules as it deems necessary or desirable. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The Committee is required to provide a notice in writing to any person whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. The Committee shall adopt rules or procedures to carry out the intent of this Section and to provide a basis for a full and fair review by the Committee of the decision denying the claim and provide such person with an opportunity to supply any evidence he has to sustain the claim.

         11.5 Committee Procedures: The Committee shall adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not, be a member of the Committee. The Committee shall advise the Trustee of such elections in writing. The Secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

         11.6 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

         11.7 Payment of Expenses: All expenses incident to the administration or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee's fees, shall be paid by the Employer, or if not paid by the Employer, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund.

         11.8 Indemnification of Members of the Committee: The Company shall indemnify the members of the Committee against any liability or loss sustained by them by any act or failure to act in their capacity as members of the Committee, unless the same is judicially determined to be due to the gross negligence, willful misconduct or willful failure to act of such member. Such indemnification shall include attorney's fees reasonably incurred by such members of the Committee in defense of any action brought against them by reason of any such act or failure to act.


                                  ARTICLE XII

                                    NOTICES

         12.1 Notice to Trustee: As soon as practicable after a Participant ceases to be in the employ of an Employer for any of the reasons set forth in Articles VII through X, inclusive, the

Committee shall give notice to the Trustee, which notice shall include such of the following information and directions as are necessary or advisable under the circumstances:

                  (a) name and address of the Participant;

                  (b) reason Participant ceased to be in the Employer's employ;

                  (c) name and address of the Beneficiary or Beneficiaries in case of a Participant's death;

                  (d) percentage or amount to which Participant is entitled in case of termination of employment pursuant to Article X;

                  (e) time, manner and amount of payments to be made pursuant to Article XIII.

         If a former Participant dies, the Committee shall give a like notice to the Trustee, but only if the Committee learns of his death.

         12.2 Subsequent Notices: At any time and from time to time after giving the notice as provided for in Section 12.1, the Committee may modify such original notice or any subsequent notice by means of a further notice or notices to the Trustee; but, any action taken or payments made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.

         12.3 Reliance upon Notice: Upon receipt of any notice as provided in this Article, the Trustee shall promptly take whatever action and make whatever payments are called for therein, it being intended that the Trustee may rely upon the information and directions in such notice absolutely and without question. However, the Trustee may call to the attention of the Committee any error or oversight which the Trustee believes to exist in any notice.

                                  ARTICLE XIII

                      DISTRIBUTIONS, WITHDRAWALS AND LOANS

         13.1 Method of Payment: As soon as practicable after a Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX, X or this Article XIII, the Committee shall give notice to the Trustee. Subject to Section 13.5 hereof, the Committee shall direct that such benefits shall be paid to the Participant or his Beneficiary in one of the following ways, or in any combination thereof, as such Participant or Beneficiary shall direct:

                  (a) lump sum, payable in cash or in Company Stock, or partly in cash and partly in Company Stock, where applicable;

                  (b) payment in monthly installments over any designated period of years, not to exceed ten (10) years, or, if shorter, the life expectancy of the Participant, or the joint life expectancy of the Participant and his designated beneficiary, with any unpaid balance at the date of the Participant's death to be payable to the surviving beneficiary designated by such Participant.

         If a Participant's interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary. The minimum distribution shall be computed by reference to the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72--9. For purposes of this computation, a Participant's life expectancy, and that of his spouse, may be redetermined, no more frequently than annually, as provided below; however, the life expectancy of a nonspouse Beneficiary may not be recalculated. Unless otherwise elected by the Participant or, if applicable, his spouse, by the time distributions are required to begin, life expectancies shall not be recalculated. If such an election is timely made, then applicable life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and, if applicable, his spouse, and shall apply to all subsequent years. Life expectancy or, if applicable, joint and last survivor expectancy shall be calculated using the attained age of the Participant and, if applicable, that of his designated Beneficiary as of the Participant's and, if applicable, the designated Beneficiary's birthday in the first calendar year for which a distribution is required, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated; provided that if life expectancy is being recalculated, as described above, the applicable life expectancy shall be life expectancy as so recalculated.

         For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the total amount available for distribution is paid within the life expectancy of the Participant. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first calendar year for which a minimum distribution is required, shall not be less than the quotient obtained by dividing the Participant's benefit by the applicable life expectancy or, if the Participant's spouse is not the designated Beneficiary, by the lesser of the applicable life expectancy or the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401 (a)(9)-2 of the Treasury Regulations; provided that distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor.

         13.2 Time of Payment: After a Participant, former Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X, benefits shall commence for such Participant or Beneficiary, subject to the requirements herein, as soon as practicable following receipt by the Committee of the Participant's or Beneficiary's request for distribution. In the event that the vested portion of a Participant's Individual Account does not exceed Five Thousand and No/l00 Dollars ($5,000.00), distribution of such
Participant's benefits shall be made in a lump sum as soon as reasonably practicable following the Participant's termination of employment. In the event that the vested portion of a Participant's Individual Account exceeds (or at the time of any prior distribution exceeded) Five Thousand and No/100 Dollars ($5,000.00), no distributions may commence without the Participant's written consent, as described below, until the Participant attains his Normal
Retirement Age. Such consent must be obtained in writing within the ninety (90) day period ending on the date of distribution. The Committee shall notify the Participant of the right to defer any distribution until he attains Normal Retirement Age. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the date of distribution. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy
Section 415 or Sections 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan if the Plan does not then offer an annuity option, the Participant's Individual Account may, without the consent of the Participant, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group, as defined in Section 4 14(b) or (c) of the Code. Furthermore, if a distribution is one to which Sections 401(a)(l1) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (a) the Committee clearly informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         Distributions shall commence no later than the required beginning date, which, effective January 1, 1997, is April 1st of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the participant retires; provided that if a Participant is a Five Percent (5%) Owner (as defined in Section 17.1(g) hereof), then the required beginning date is April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2. The minimum distribution required for the calendar year immediately preceding the Participant's required beginning date must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of such calendar year. All minimum distributions required under this Article XIII shall be determined and made in accordance with the applicable Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section l.401(a)(9)-2 of the Treasury Regulations.

         Notwithstanding any provision herein to the contrary, any Participant who attains age 70 1/2 in a calendar year after 1995 and prior to 1999, may irrevocably elect, in the manner established by the Committee, by April 1 of the calendar year following the year in which the Participant attains age
70 1/2 (or by December 31, 1997 in the case of a Participant who attains age

70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attains age 70 1/2 (or by December 31, 1997 in the case of a Participant who attains age 70 1/2 in 1996). Furthermore, any Participant who attains age
70 1/2 in a calendar year prior to 1996, may irrevocably elect, in the manner established by the Committee, to stop distributions and recommence distributions as of the April 1 of the calendar year following the calendar year in which such Participant retires. In such event, there shall be no new annuity starting date upon such recommencement. Finally, any Participant who attains age 70 1/2 in a calendar year after 1998 shall have an affirmative election to irrevocably commence distributions hereunder at any time thereafter, in the manner established by the Committee, and in a method of payment set forth in Section 13.1.

         If distributions have commenced so that payments are being made over the life of the Participant, and the Participant dies before his entire interest has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death. On the other hand, if the Participant dies before the distribution of any of his benefits has begun, then the entire interest of the Participant must be distributed no later than December 31 of the calendar year containing the fifth anniversary of his death; except that if any portion of the Participant's interest is payable to a designated Beneficiary, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary); provided that such distribution must begin not later than December 31 of the calendar year immediately following the calendar year of the Participant's death. If the designated Beneficiary is the Participant's surviving spouse and such surviving spouse dies after the Participant, but before payments to such surviving spouse begin, then the provisions of the preceding sentence shall be applied as if the surviving spouse were the Participant. Furthermore, if the designated Beneficiary is the surviving spouse of the Participant, then distribution to such surviving spouse will not be required to begin earlier than the later of: (1) December 31 of the calendar year immediately following the calendar year of the Participant's death and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Participant has not elected, prior to his death, which method of distribution will apply to determine the commencement and period of payment, as described above, then the designated Beneficiary must elect such method no later than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under the preceding provisions of this paragraph, or (B) December 31 of the calendar year which contains the fifth anniversary of the Participant's date of death. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect such method, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. Distribution of a Participant's benefits is considered to have begun, for purposes of this paragraph, on the Participant's required beginning date; provided that if the Participant's designated Beneficiary is his surviving spouse, and such surviving spouse dies after the Participant but before payments to such surviving spouse have begun, then distribution of benefits is considered to have begun on the date distribution to the surviving spouse is required to begin pursuant to the provisions of this paragraph. For purposes of applying these rules in the event of the Participant's death, the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 shall be utilized. The life expectancy of a surviving spouse may be recalculated annually as provided in Section 13.1 hereof; however, in the case of any other designated Beneficiary, such life expectancy may not be recalculated. Any amount paid to the child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable when the child reaches the age of majority. Unless the Participant elects otherwise, in writing, no distribution hereunder shall start later than 60 days after the close of the Plan Year in which the last to occur of the following occurs:

                  (a) the Participant attains the age of 65 years,

                  (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                  (c) the Participant terminates service with the Employer and all Affiliates.

         Notwithstanding the preceding paragraph, a distribution on behalf of any Participant or Beneficiary may be made in accordance with a designated distribution designation executed prior to January 1, 1984. The Trustee shall not distribute pursuant to a pre-1984 distribution designation if any of the following apply: (i) the distribution is one which would have disqualified the Plan and Trust under Section 401(a)(9) of the Code as in effect on December 31, 1983; (ii) the Participant did not have a balance in his Individual Account as of December 31, 1983; (iii) the pre-1984 distribution designation did not specify the time at which distribution will commence, the period over which distribution shall be made, and the death Beneficiaries in order of priority;
(iv) the substitution of a Beneficiary alters the distribution period; or (v) the Participant or Beneficiary modifies or revokes the pre-1984 distribution designation. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401 (a)(9) of the Code and the Treasury Regulations thereunder. If a designation is revoked subsequent to a Participant's required beginning date, as defined above, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and Treasury Regulations thereunder, but for the pre-1984 election. For calendar years beginning after December 31, 1988, such distribution must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Treasury Regulations.

         13.3 Cash Out Distribution. If a Participant or former Participant who has received a distribution of his benefits hereunder on or before the last day of the second Plan Year following the year in which his termination of employment occurs has forfeited a portion of his Individual Account, then in the event such Participant or former Participant is subsequently rehired by the Employer prior to the date on which he incurs five (5) consecutive Breaks in Service, he shall be entitled to repay, at any time prior to the earlier of:
(a) the date which is five (5) years after the first date on which he is subsequently re-employed by the Employer and (b) the date on which he incurs five (5) consecutive Breaks in Service, the amount of the distribution to him from his Individual Account. Upon such repayment, the rehired Participant's Individual Account shall be credited with the exact amount which was nonvested at the time of termination. In the event a rehired Participant who has received a distribution hereunder does not timely repay such distribution from his Individual Account, as provided above, then the amount he forfeited at the time of his termination of employment pursuant to the terms of Section 10.3 herein shall remain forfeited. His prior Years of Service shall be taken into account, however, for purposes of determining his vested interest in contributions following re-employment. If a Participant who does not have any nonforfeitable right to his Individual Account and thus is deemed to have received a cashout distribution, pursuant to the provisions of Section 10.3 hereof, is subsequently re-employed by the Employer and five (5) consecutive Breaks in Service have not occurred, then upon such re-employment, the rehired Participant's Individual Account shall be credited with the exact amount which was nonvested at the time of termination.

         13.4 Minority or Disability Payments: During the minority or Disability of any person entitled to receive benefits hereunder, the Committee may direct the Trustee to make payments due such person directly to him or to his spouse or a relative or to any individual or institution having custody of such person. Neither the Committee nor the Trustee shall be required to see to the application of payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.

         13.5 Distributions Under Domestic Relations Orders: Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Section 414(p) of the Code). The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan, as defined in Section 414(p) of the Code. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (a) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; (b) the order specifies such distribution to be in the form of a single, lump sum payment; and (c) if the amount to which the alternate payee is entitled under the Plan exceeds $5,000, and the order so requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 13.5 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

          The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfies all the requirements described in Section 414(p) of the Code.

          If any portion of the Participant's Individual Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Committee shall direct the Trustee to segregate the amounts that are payable into a separate account and to invest the segregated account solely in fixed income investments. If the Plan Administrator determines the order is a qualified domestic relations order within eighteen (18) months of receiving the order, the Committee shall direct the Trustee to distribute the segregated account in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within eighteen (18) months after receiving the order, the Committee shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute it if the order did not exist and shall apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

          To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Committee may direct the Trustee to invest any amount that is subject to being paid to an alternate payee pursuant to said order into a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

          The Trustee shall make any payments or distributions required under this Section 13.5 by separate benefit checks or other separate distribution to the alternate payee(s).

          13.6 Direct Rollover of Eligible Rollover Distributions: An individual who is entitled to a benefit hereunder, the distribution of which would qualify as an eligible rollover distribution (as defined in Section 401(a)(31)(C) of the Code) may, in lieu of receiving any payment or payments from the Plan, direct the Trustee to transfer all of such payment or payments directly to the trustee of an eligible retirement plan (as defined in Section 401 (a)(31)(D) of the Code). Such election must be made on a form provided by the Committee for that purpose and received by the Committee no later than the date established by the Committee preceding the date on which the distribution is to occur. An election which is made hereunder with respect to one payment in a series of periodic payments shall apply to all subsequent payments in that series, unless the distributee revokes such election. Any election made pursuant to this Section
13.6 may be revoked at any time prior to the date established by the Committee preceding the date on which the distribution is to occur. If an individual who is so entitled has not elected a direct rollover within the time and in the maimer set forth above, such distributee shall be deemed to have affirmatively waived a direct rollover. A distributee who wishes to elect a direct rollover shall provide to the Committee, within the time and in the manner prescribed by the Committee, such information as the Committee shall reasonably request regarding the eligible retirement plan to which the payment or payments are to be transferred. The Committee shall be entitled to rely on the information so provided, and shall not be required to independently verify such information. The Committee shall be entitled to delay the transfer of any payment or payments pursuant to this Section 13.6 until it has received all of the information which it has requested in accordance with this Section
13.6. The provisions of this Section 13.6 shall not apply to any distribution in an amount which the Committee reasonably anticipates to total less than $200 during a calendar year.

          13.7 Financial Hardship Withdrawals: A Participant may, upon the approval of the Committee, withdraw any portion of his Individual Account, other than amounts attributable to income on such Participant's Salary Reduction Contributions, on account of financial hardship. A Participant who wishes to request a hardship withdrawal shall file with the Committee a written request for withdrawal, on a form provided by the Committee. The Committee shall adopt uniform and nondiscriminatory rules regarding the granting of such requests and shall evaluate hardship requests made under this Section 13.7. Financial hardship means an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. If approved by the Committee, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship. Furthermore, the Committee shall not approve the request of any Participant for a hardship withdrawal, unless the Participant has theretofore made all withdrawals, other than hardship withdrawals, and has theretofore obtained all loans permitted under all plans maintained by the Employer. The determination of whether a Participant suffers sufficient hardship to justify the granting of his written request and of the amount permitted to be withdrawn under this Section
13.7 shall be made in the sole and absolute discretion of the Committee after a full review of the Participant's written request and evidence presented by the Participant showing financial hardship.

          A distribution will be treated as necessary to satisfy a financial hardship if the Committee relies upon the Participant's written representation, unless the Committee has actual knowledge to the contrary, that the hardship cannot reasonably be relieved:

                  (a) through reimbursement or compensation by insurance or otherwise;

                  (b) by liquidation of the Participant's assets;

                  (c) by cessation of Salary Reduction Contributions under the Plan; or

                  (d) by other distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Employer, or any other employer of such Participant, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.

                  Upon a Participant's receipt of a withdrawal for financial hardship, such Participant shall be prohibited from making Salary Reduction Contributions for a period of twelve (12) months, beginning on the date on which the hardship withdrawal is made. A Participant may elect to resume Salary Reduction Contributions as of the first payroll period commencing on or after the Entry Date next following the last day of such twelve (12) month period by executing a new payroll withholding agreement within the time period prior to such date established by the Committee. Upon a Participant's resumption of Salary Reduction Contributions, the maximum amount of such contributions which may be made on such Participant's behalf for his taxable year following the taxable year in which the hardship withdrawal is made, is the applicable dollar limit for such following taxable year under Section 4.4 hereof, reduced by the amount of Salary Reduction Contributions made on his behalf for his taxable year in which the hardship withdrawal is made.

          Expenses which may warrant approval of a Participant's request for a hardship withdrawal include:

                           (i) Expenses for medical care described in Section
                  213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain such medical care;

                           (ii) Costs (excluding mortgage payments) directly
                  related to the purchase of a principal residence of the Participant;

                           (iii) Payment of tuition and related educational fees
                  for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents, as defined above; or

                           (iv) Payments necessary to prevent the eviction of
                  the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          13.8 Loans to Participants: Subject to such rules and regulations as may from time to time be promulgated by the Committee, the Committee, upon application of a Participant, may, in its sole and absolute discretion, direct the Trustee to make a loan or loans to such Participant from his Rollover Contribution Account, and upon depletion of the funds in his Rollover Contribution Account, from his Salary Reduction Contribution Account, and upon depletion of the funds in his Salary Reduction Contribution Account, from his Company Matching Contribution Account, and upon depletion of the funds in his Company Matching Contribution Account, from his Prior Plan Employer Contribution Account, and upon depletion of the funds in his Prior Plan Employer Contribution Account, from his Prior Plan Employee Contribution Account, upon such terms as the Committee deems appropriate, and subject to the following requirements.

          A loan will be made to a Participant solely to relieve a financial hardship as described in Section 13.7, subject to the discretion of the Committee. The maximum amount which may be loaned is the lesser of: (a) $50,000.00, reduced as provided below, or (b) one-half of the value of the vested portion of the Participant's Individual Account as of the Valuation Date next preceding the date on which the Committee receives the Participant's loan application. The $50,000.00 limitation shall be reduced by the excess (if any) of:

                           (i) the highest outstanding balance of loans from the
                  Plan to the Participant during the one-year period ending on the day before the date on which such loan was made, over

                           (ii) the outstanding balance of loans from the Plan
                  to the Participant on the date on which such loan was made.

In determining the maximum amount allowed hereunder as a loan, all loans to a Participant from all plans of the Employer and any Affiliate are to be aggregated.

          The minimum amount which may be loaned is One Thousand Dollars ($1,000.00), and no more than one loan may be outstanding at any time. Loans shall be granted by the Committee in a uniform and nondiscriminatory manner. Each loan shall bear a reasonable rate of interest and be adequately secured, and shall by its terms require repayment in no later than five years unless such loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

          All loans shall be repaid pursuant to a payroll deduction procedure established by the Employer unless the Participant is on an authorized leave of absence, in which case payment shall be made to the principal office of the Employer by check. All loans to Participants granted under this provision are to be considered a directed investment of such Participant. The loan shall remain an asset of the Trust, but to the extent of the outstanding balance of any such loan at any time, the Individual Account of the Participant to whom such loan is made alone shall share in any interest paid on such loan and alone shall bear any expenses or loss incurred in connection with such loan. Loans shall be made pro rata from each investment fund with respect to which a Participant's Individual Account is invested at the time of the loan and shall be repaid pro rata to each investment fund with respect to which the Participant's Individual Account was invested at the time of the loan.

          Each loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge. No distribution shall be made to any Participant or former Participant, or to a Beneficiary or beneficiaries, or the estate of a Participant unless and until (1) the amount to be distributed has been offset by all unpaid loans to the Participant from the Plan, together with interest, or (2) all unpaid loans to the Participant from the Plan, together with interest, have been paid in full. Notwithstanding the foregoing, no portion of an unpaid loan balance may be treated as a reduction of a Participant's Individual Account until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of
Section 401(k)(2)(B) of the Code.

          13.9 Withdrawals Upon Attainment of Age 59 1/2: Notwithstanding any other provisions of the Plan, a Participant who is still employed and who has attained the age of 59 1/2 may elect to withdraw all or any part of the vested amount in his Individual Account. The amount available for withdrawal shall be determined as of the Valuation Date concurrent with or preceding the date on which the Committee receives the Participant's request for withdrawal, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. The Committee shall direct the Trustee to make the distribution to the Participant in a lump sum in cash, unless in the Participant's written request for the distribution, he requests that it be in a form otherwise described in Section 13.1. A Participant who makes a withdrawal pursuant to this
Section 13.9 will be subject to the suspension of contribution periods described under Section 13.12.

          13.10 Withdrawals for Disability: If a Participant suffers a Disability, he may upon his written request or that of his legal guardian or representative receive a distribution of all or any of part of the vested amount in his Individual Account, other than amounts in his Salary Reduction Contribution Account. The Committee shall direct the Trustee to make the distribution to the Participant in a lump sum payment in cash, unless in the written request for the distribution, the Participant, or his legal guardian or representative, requests that it be in a form otherwise described in Section
13.1. The amount available for withdrawal shall be determined as of the Valuation Date concurrent with or next preceding the date on which the Committee receives the Participant's request for withdrawal, and the withdrawal amount shall be distributed as soon as practicable thereafter. A Participant (or his legal guardian or representative) who makes a withdrawal pursuant to this Section 13.10 will be subject to the suspension of contribution periods described under Section 13.12.

          13.11 Withdrawal of Pre-1986 Contributions: A Participant may withdraw all of the value of his Pre-1986 Contribution Account by filing a written notice with the Committee. The effective date of such written notice shall be the date the notice is received by the Committee or a date subsequent thereto if the Participant so states in his written notice. The amount available for withdrawal shall be determined as of the Valuation Date concurrent with or next preceding the date on which the Committee receives the Participant's request for withdrawal, and the withdrawal amount shall be distributed as soon as practicable thereafter. In the event of such a withdrawal, the Participant's participation in the Plan shall not terminate, but his Salary Reduction Contributions and the Company Matching Contributions which would otherwise be made on his behalf shall automatically be suspended for a period of twelve (12) months after such full withdrawal. Alternatively, a Participant may make a partial withdrawal of twenty-five percent (25%) of the value of his Pre-1986 Contribution Account in the same maimer provided above for a full withdrawal; provided, however, that the amount of such partial withdrawal shall be further limited, if applicable, to the amount equal to a Participant's total contributions as reflected on the Participant's December 31, 1985 statement under "Employee Contribution." If a Participant makes a partial withdrawal of his Pre-1986 Contribution Account, then the Participant's Salary Reduction Contributions and Company Matching Contributions which would otherwise be made on his behalf shall automatically be suspended for a period of six (6) months.

         The trustee shall distribute any proceeds due under this Section 13.11 in a lump sum payment in cash, unless in the Participant's written request for the distribution, he requests that it be in a form otherwise described in
Section 13.1.

         13.12 Suspension of Contributions: In the event of a withdrawal under
Section 13.9 or 13.10 which is twenty-five percent (25%) or less of the vested amount of the Participant's Individual Account, then the Participant's Salary Reduction Contributions and Company Matching Contributions which would otherwise be made on his behalf under the terms of the Plan shall automatically be suspended for six (6) months. In the event of a withdrawal under Section 13.9 or
13.10 which is greater than twenty-five percent (25%) of the vested amount of the Participant's Individual Account, up to and including a total withdrawal, then the Participant's Salary Reduction Contributions and Company Matching Contributions which would otherwise be made on his behalf under the terms of the Plan shall automatically be suspended for twelve (12) months. Notwithstanding the foregoing, in the event of an in-service withdrawal for Disability pursuant to Section 13.10, for the purpose of calculating twenty-five percent (25%) of the vested amount of the Participant's Individual Account under this Section 13.12, such amount shall exclude amounts in the Participant's Salary Reduction Contribution Account.

                                   ARTICLE XIV

              TRUSTEE, INVESTMENT MANAGERS AND DIRECTED INVESTMENTS

         14.1 Appointment of Trustee: A Trustee (or Trustees) shall be appointed by the board of directors of the Company to administer the Trust Fund. The Trustee shall serve at the pleasure of the Company and shall have such rights, powers and duties as are provided to a Trustee under

ERISA for the investment of assets and for the administration of the Trust Fund, pursuant to the terms of the Trust.

         14.2 Appointment of Investment Manager: An Investment Manager (or Investment Managers) may be appointed by the Committee to manage (including the power to acquire and dispose of) any part or all of the assets of the Trust Fund. The Investment Manager shall serve at the pleasure of the Committee, and shall have the rights, powers and duties provided to a Named Fiduciary under ERISA for the investment of the assets assigned to it. (The Investment Manager may be referred to from time to time hereafter as "he," "they," or "it," or may be referred to in the singular or plural, but all such references shall be to the then acting Investment Manager or Investment Managers serving hereunder.)

         14.3 Responsibility of Trustee and Investment Manager: All contributions under this Plan shall be paid to and held by the Trustee, except when assets have been transferred to an insurance company. The Investment Manager shall have exclusive management and control of the investments and/or reinvestment of the assets of the Trust Fund assigned to it in writing by the Committee. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Employees, as provided in the Plan, and shall be used to pay benefits to Employees or their Beneficiaries, or to pay expenses of administration of the Plan and Trust Fund to the extent not paid by the Employer.

         This Plan and the related Trust is intended to allocate to each fiduciary the individual responsibilities of the prudent execution of the functions assigned to each. None of the allocated responsibilities or any other responsibility shall be shared by the fiduciaries or the Trustee unless such sharing shall be provided for by a specific provision in this Plan or related Trust.

         14.4 Bonding of Trustee and Investment Manager: Neither the Trustee nor the Investment Manager shall be required to furnish any bond or security for the performance of their powers and duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory.

         14.5 Participant Direction of Investment: Each Participant shall have the right, within the guidelines established by the Committee, to direct the Committee to instruct the Trustee to invest all or a portion, if any, of such Participant's Individual Account in such investment funds as may be designated by the Committee from time to time. The Committee shall direct the Trustee or, if applicable, the Investment Manager as to the investment funds in which Participants may invest. The Committee may determine to offer as investment funds any investment fund, program or other vehicle which is suitable as a proper and permissible investment of contributions made to a retirement plan qualified pursuant to Section 401(a) of the Code, including Company Stock. Such investment funds shall be made available in a manner sufficient to comply with
Section 404(c) of ERISA.

         The Committee shall be authorized at any time and from time to time, without amending the Plan, to modify, alter, delete or add to the investment funds available for investment at the direction of a Participant. In the event a modification occurs, the Committee shall notify those Participants whom the Committee, in its sole and absolute discretion, determines are affected by the change, and shall give such Participants such additional time as is determined reasonable by the Committee to designate the manner and percentage in which amounts invested in those funds thereby affected shall be invested.

         The Committee shall not be obligated to substitute funds of similar investment criteria for existing funds, nor shall it be obligated to continue the types of investments presently available to the Participants. Nothing contained herein shall constitute any action by the Committee as a direction of investment of the assets or an attempt to control such direction.

                  (a) Investment of Contributions: Any Participant, on or before entry into the Plan, within the time period established by the Committee, may designate the manner and the applicable percentage in which the Participant desires the Trustee to invest his current contributions, pursuant to the provisions set forth above, which designation shall continue in effect until revoked or modified by the Participant. If a Participant fails to designate the investment of his current contributions on or before his entry into the Plan, the Participant may make such designation, within the time period established by the Committee, to become effective as soon as practicable until revoked by the Participant.

                  In the event the nature of any fund shall, in the opinion of the Committee, change, then the Committee shall notify those Participants who the Committee, in its sole and absolute discretion, determines are affected by the change, who shall then have a reasonable period of time, as determined by the Committee, to designate the manner and the applicable percentages in which amounts invested in those funds affected by the change shall be invested.

                  Any amounts with respect to which the Trustee fails to receive a proper investment direction from any Participant shall be invested as provided in Section 14.3 above, or as otherwise directed by the Committee to the Trustee. All investment designations under this subparagraph (a) shall be made in the manner prescribed by the Committee.

                  The Committee shall maintain separate subaccounts in the name of each Participant within his Individual Account to reflect such Participant's accrued benefit attributable to his directed investment in each investment fund.

                  (b) Conversion of Investments: Subject to subparagraph (c) below, each Participant or former Participant shall have the right, within the time period or periods established by the Committee, and subject to any restrictions on transfer imposed under particular investment funds, to convert, within the guidelines established by the Committee, up to one hundred percent (100%) of the amount in his Individual Account which he has previously directed in any investment fund hereunder into one or more of the other investment funds designated by the Committee for investment pursuant to this Section 14.5.

                  A direction to convert by any eligible Participant or former Participant shall be made in the manner prescribed by the Committee within the time period established by the Committee. Any conversion of investments pursuant to this subparagraph (b) shall not affect a Participant's direction of investments with respect to his future contributions pursuant to subparagraph (a) hereof.

                  If a Participant's spouse who is not a Participant in this Plan acquires an interest in a Participant's Individual Account pursuant to a qualified domestic relations order, then the Participant's spouse may direct the Committee to convert the investment of the interest to which such spouse is thus entitled in the same manner and at the same time as the Participant may direct a conversion of investments, as provided above.

                  (c) Prior Plan Employee Contribution Account and Prior Plan Employer Contribution Account: Prior to July 1, 2000, the Prior Plan Employee Contribution

         Accounts and Prior Plan Employer Contribution Accounts of Participants were invested solely in Company Stock. After July 1, 2000, all Prior Plan Employee Contribution Accounts and Prior Plan Employer Contribution Accounts will remain invested in Company Stock and Participants shall not be able to convert such accounts into any other investment option (such Company Stock fund hereinafter defined as the "Frozen Company Stock Fund"). Notwithstanding the foregoing, when a Participant has reached Normal Retirement Age, he may elect to direct the investment of all or a portion of his Prior Plan Employee Contribution Account and Prior Plan Employer Contribution Account from the Frozen Company Stock Fund into the other investment options designated by the Committee for investment in accordance with this
         Section 14.5.

                  (d) Miscellaneous: The provisions of this Section 14.5 shall be subject to such administrative rules as may be established by the Committee. The Committee is authorized to establish such additional rules and regulations, from time to time, as it determines are necessary to carry out the provisions of this Section 14.5. For purposes of this Section 14.5, each Participant or former Participant shall be deemed to be effecting a "directed investment" of his Individual Account by exercising control of the investments in such Participant's or former Participant's Individual Account, to the extent any investment fund is selected by the Participant or former Participant, as provided herein. To the extent that the Committee, the Trustee and any Investment Manager follow the directions of a Participant or former Participant with respect to any acts involving an investment fund, then neither the Committee, the Trustee, nor the Investment Manager shall be liable for any loss or damage, or by reason of any breach, which arises from the Participant's or former Participant's exercise or non-exercise of his rights under this Section 14.5 over the assets in his Individual Account, as provided in Section 404(c) of ERISA.


                                   ARTICLE XV

                        AMENDMENT AND TERMINATION OF PLAN

         15.1 Amendment of Plan: The Company may, without the assent of any other party, make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Employees included in the Plan. To the extent that an amendment to the Plan affects the rights or duties of the Trustee hereunder, the Company shall obtain the Trustee's written consent to such amendment. Any amendment to the Plan shall be by a written instrument executed by the Company, and shall become effective as of the date specified in such instrument. Notwithstanding the foregoing, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit, except as provided in Section 412(c)(8) of the Code. For purposes of the preceding sentence, an amendment which has the effect of decreasing a Participant's Individual Account or eliminating an optional form of benefit, with respect to benefits attributable to service prior to such amendment shall be treated as reducing an accrued benefit. If any amendment changes the vesting schedules set forth in Sections 10.1 or 17.4, then a Participant's nonforfeitable percentage in his Individual Account because of a change to the vesting schedule shall not be less than his nonforfeitable percentage computed under the vesting schedule in effect prior to the amendment. Furthermore, if any amendment changes the vesting schedules set forth in Sections 10.1 or 17.4, then each Participant having at least three (3) Years of Vesting Service may elect to have the nonforfeitable percentage of his Individual Account computed under the Plan without regard to the amendment.

The Participant must file his written election with the Committee within sixty
(60) days after receipt of a copy of the amendment. The Committee shall furnish the Participant with a copy of the amendment and with notice of the time within which his election must be returned to the Committee.

         15.2 Right to Terminate and Withdraw: An Employer may at any time, by adoption of a resolution of its Board of Directors, terminate the Plan with respect to all or any part of the Employees employed by said Employer, and may direct and require the Trustee to liquidate the share of the Trust Fund allocable to such Employees or their Beneficiaries. If the Plan is not terminated by each and every Employer, the Plan shall continue in effect for Employees of each Employer which does not so terminate the Plan. However, the Company may elect to terminate the Plan for all participating Employers. In the event that an Employer shall cease to exist, the Plan shall be terminated with respect to the Employees of such Employer, unless a successor organization adopts and continues the Plan.

         A terminating or withdrawing Employer shall give ninety (90) days' notice in writing of its intention to the Committee, the Trustee and the Company unless a shorter notice is agreed to by the Committee and Trustee. If an Employer withdraws from this Plan and provides for a successor plan for its Employees, the Trust Fund assets of this Trust held on behalf of such Employer shall be determined and transferred to a successor trust upon approval by the District Director of Internal Revenue of the successor Plan and Trust.

         15.3 Suspension and Discontinuance of Contributions: In the event an Employer decides it is impossible or inadvisable for it to continue to make its contributions as provided in Article IV, it shall have the power by appropriate resolution to either:

                  (a) suspend its contributions to the Plan;

                  (b) discontinue its contributions to the Plan; or

                  (c) terminate the Plan.

Suspension shall be a temporary cessation of contributions and shall not constitute or require a termination of the Plan. Such a suspension which has not ripened into a complete discontinuance shall not constitute or require a termination of the Plan or Trust or any vesting of Individual Accounts, other than as prescribed by the provisions of Section 10.1. A complete discontinuance of contributions by an Employer shall not constitute a formal termination of the Plan and shall not preclude later contributions, but all Individual Accounts of Participants employed by such Employer not theretofore fully vested shall be and become 100% vested and nonforfeitable in the respective Participants, irrespective of the provisions of Section 10.1. In such event, Employees of such Employer who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits attributable to such Employer's contributions shall accrue to any of such Participants unless such contributions are resumed. After the date of a complete discontinuance of contributions, the Trust shall remain in existence as provided in this Section 15.3, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole opinion of the Committee.

         15.4 Liquidation of Trust Fund: Upon termination or partial termination of the Plan by an Employer, the Individual Accounts of all Participants, former Participants and Beneficiaries shall thereupon be and become fully vested and nonforfeitable. Thereupon, the Trustee shall convert the Trust Fund to cash after deducting all charges and expenses. The Committee shall then adjust the balances of all Individual Accounts, as provided in Section 5.2. Thereafter, the Trustee shall distribute the amount to the credit of each affected Participant, former Participant and Beneficiary, in accordance with the provisions of Article XIII hereof and the terms of the Trust.

         15.5 Consolidation or Merger: This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to such Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. The Plan shall not accept a direct transfer of assets from a plan subject to the requirements of Section 417 of the Code.

                                   ARTICLE XVI

                               GENERAL PROVISIONS

         16.1 No Employment Contract: Nothing contained in this Plan shall be construed as giving any person whomsoever any legal or equitable right against the Committee, the Employer, their stockholders, officers or directors or against the Trustee, except as the same shall be specifically provided for in this Plan or the Trust. Nor shall anything in this Plan give any Participant or other Employee the right to be retained in the service of an Employer and the employment of all persons by an Employer shall remain subject to termination by such Employer to the same extent as if this Plan had never been executed.

         16.2 Manner of Payment: Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Participant, his Beneficiary, his administrator, executor or guardian, or an alternate payee pursuant to Section 13.5 herein, as the case may be. A deposit to the credit of a person entitled to payment in any bank or trust company selected by such person shall be deemed payment into his hands, and provided further that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Committee.

         16.3 Nonalienation of Benefits: Subject to Section 414(p) of the Code and Section 13.5 herein relating to qualified domestic relations orders, the interest of any Participant or Beneficiary hereunder shall not be subject in any manner to any indebtedness, judgment, process, creditors' bills, attachments, garnishment, levy, execution, seizure or receivership, nor shall such interest be in any manner reduced or affected by any transfer, assignment, conveyance, sales, encumbrance, act, omission, or mishap, voluntary or incidental, anticipatory or otherwise, of or to said Participant or Beneficiary, and they and any of them shall have no right or power to transfer, convey, assign, sell or encumber said benefits and their interest therein, legal or equitable, during the existence of this Plan. Notwithstanding the foregoing, no provision of this Plan shall preclude the enforcement of a Federal tax levy made pursuant to
Section 6331 of the Code or collection by the United States on a judgment resulting from an unpaid tax assessment.

         16.4 Titles for Convenience Only: Titles of the Articles and Sections hereof are for convenience only and shall not be considered in construing this Plan. Also, words used in the singular or the plural may be construed as though in the plural or singular where they would so apply.

         16.5 Validity of Plan: This Plan and each of its provisions shall be construed and their validity determined by the laws of the State of Texas, and all provisions hereof shall be administered in accordance with the laws of said State, provided that in case of conflict, the provisions of ERISA shall control.

         16.6 Plan Binding: This Plan shall be binding upon the successors and assigns of the Employer and the Trustee and upon the heirs and personal representatives of those individuals who become Participants hereunder.

         16.7 Return of Contributions: This Plan and the related Trust are designed to qualify under Sections 401(a) and 501(a) of the Code. Anything contained herein to the contrary notwithstanding, if the initial determination letter is issued by the District Director of Internal Revenue to the effect that this Plan and related Trust hereby created, or as amended prior to the receipt of such letter, do not meet the requirements of Section 401(a) and 501(a) of the Code, each Employer shall be entitled at its option to withdraw all contributions theretofore made, in which event the Plan and Trust shall then terminate.

         Each Employer's contributions to the Plan are specifically conditioned on their deductibility, and the Trustee, upon written request from an Employer, shall return to such Employer the amount of the Employer's contribution made as a result of a mistake of fact or the amount of such Employer's contribution disallowed as a deduction under Section 404 of the Code. Such return of contribution must be within one (1) year after (a) such Employer made the contribution by mistake of fact or (b) the disallowance of the contribution as a deduction. The amount of Employer contribution subject to being returned hereunder shall not be increased by any earnings attributable to the contribution, but such amount subject to being returned shall be decreased by any losses attributable to it.

         16.8 Missing Participants or Beneficiaries: Each Participant shall file with the Committee from time to time in writing a mailing address and any change of mailing address for himself and his designated Beneficiary. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the Committee, or if no such address is filed with the Committee, then at his last mailing address as shown on his Employer's records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan. The Committee shall not be required to search for or locate a Participant or Beneficiary. If the Committee notifies any Participant or Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Section 16.8 (or makes reasonable effort to so notify such Participant or Beneficiary by certified letter, return receipt requested, to the last known address, or such other further diligent effort, including consultation with the Social Security Administration, to ascertain the whereabouts of such Participant or Beneficiary as the Committee deems appropriate) and the Participant or Beneficiary fails to claim his distributive share or make his whereabouts known to the Committee within three years thereafter, the distributive share of such Participant or Beneficiary will be forfeited according to Section 6.4. However, if the Participant or his Beneficiary should, thereafter, make a proper claim for such share, it shall be distributed to him.

         16.9 Qualified Military Service: Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

                                  ARTICLE XVII

                                 TOP-HEAVY RULES

         17.1 Definitions: For purposes of applying the provisions of this
Article XVII:

                  (a) "Key Employee" shall mean, as of any Determination Date, any Employee or former Employee who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years, is (i) an officer of an Employer having Compensation from the Employer and any Affiliate greater than fifty percent (50%) of the amount in effect under Section 415(b)(l)(A) of the Code for any such Plan Year, (ii) one of the ten Employees of an Employer having Compensation from the Employer and any Affiliate of more than the limitation in effect under Section 15(c)(l)(A) of the Code and owning the largest interests in such Employer, (iii) a Five Percent (5%) Owner of an Employer, or (iv) a One Percent (1%) Owner of an Employer who has Compensation of more than $150,000. The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in an Employer. The Committee will make the determination of who is a Key Employee in accordance with
         Section 416(i)(1) of the Code and the regulations under that section of the Code. The Beneficiary of a Key Employee shall be treated as a Key Employee for purposes of determining whether this Plan is top-heavy.

                  (b) "Non Key Employee" is an Employee who does not meet the definition of Key Employee.

                  (c) "Compensation" shall mean compensation as defined in
         Section 2.1(v) hereof.

                  (d) "Required Aggregation Group" means:

                           (i) Each qualified plan of an Employer or an
                  Affiliated Entity in which at least one (1) Key Employee participates or participated at any time during the Plan Year which includes the Determination Date, or during the preceding four Plan Years (regardless of whether the plan has terminated); and

                           (ii) Any other qualified plan of an Employer which
                  enables a plan described in (i) to meet the requirements of
                  Section 401(a)(4) of the Code or Section 410 of the Code.

                  (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by an Employer, but only if such group would satisfy in the aggregate the requirements of
         Section 401 (a)(4) of the Code and Section 410 of the Code. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

                  (f) "Determination Date" for any Plan Year is the Allocation Date of the preceding Plan Year.

                  (g) "Five Percent (5%) Owner" is any person who owns more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer.

                  (h) "One Percent (1%) Owner" is any person who owns more than one percent (1%) of the outstanding stock of an Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of an Employer.

                  (i) "Affiliated Entity" shall mean any and all Affiliates of an Employer.

         17.2 Determination of-Top Heavy Status: The Plan is-Top Heavy for a Plan Year with respect to a particular Employer if the Top-Heavy Ratio for that Employer as of the Determination Date exceeds sixty percent (60%). The Plan is Super Top-Heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds ninety percent (90%). The Top-Heavy Ratio is a fraction, the numerator of which is the sum of the present value of the Individual Accounts of all Key Employees as of the Determination Date, the contributions for all

Key Employees of such Employer that are due as of Determination Date, and distributions made to all Key Employees, of such Employer within the five (5) year period immediately preceding the Determination Date, and the denominator of which is a similar sum determined for all Employees of such Employer. If an Employee has not performed any services for an Employer at any time during the five (5) year period ending on the Determination Date, any amount in the Individual Account of such Employee shall not be taken into account. The Committee shall calculate the Top-Heavy Ratio without regard to any Non-Key Employee who was formerly a Key Employee. The Committee shall calculate the Top-Heavy Ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Section 416 of the Code and the regulations under that section of the Code.

         If an Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is Top-Heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). If the Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is Super Top-Heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds ninety percent (90%). The Committee will calculate the Top-Heavy Ratio in the same manner as required by the first paragraph of this Section 17.2, taking into account all plans within the aggregation group. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the regulations under that section of the Code. The Committee shall calculate the Top Heavy Ratio with reference to the Determination Dates that fall within the same calendar year.

         17.3 Minimum Employer Contribution: If this Plan is Top-Heavy with respect to a particular Employer in any Plan Year beginning after December 31, 1983, such Employer shall make a minimum contribution for each Non-Key Employee who is a Participant employed by the Employer on the Allocation Date of such Plan Year equal to the lesser of: (a) three percent (3%) of such Non-Key Employee's Compensation or (b) the highest contribution rate received by a Key Employee. The contribution rate is the sum of employer contributions and forfeitures allocated to the Participant's Individual Account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Committee shall consider all qualified defined contribution plans maintained by such Employer as a single Plan. If the contribution rate, excluding Salary Reduction Contributions and Company Matching Contributions, for the Plan Year with respect to a Non-Key Employee is less than the minimum contribution, the Employer will increase its contribution for such Non-Key Employee to the extent necessary so his contribution rate for the Plan Year will equal the required minimum contribution. If the minimum contribution is made for a Non-Key Employee pursuant to another qualified plan maintained by an Employer, then the minimum contribution requirement will be considered satisfied for purposes of this Plan.

         17.4 Minimum Vesting: For any Plan Year for which the Plan is Top-Heavy with respect to a particular Employer beginning after December 31, 1983, the Committee shall calculate the percentage of the amount in a Participant's Company Matching Contribution Account which is vested and nonforfeitable according to the vesting schedule applicable under Section 10.1. The Committee shall apply the vesting schedule set forth above to a Participant who earns at least one (1) Hour of Service after such schedule becomes effective. If the Top-Heavy status of the Plan for such Employer changes so that there is a shift between the vesting schedules set forth above and set forth in
Section 10.1, then a Plan amendment will be deemed to have occurred so that the provisions of Section 15.1 of the Plan become applicable.

                                  ARTICLE XVIII

                 ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATIONS

         18.1 Procedure for Adoption: Subject to the further provisions of
Section 18.1, any corporation or other organization with employees, now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is otherwise legally eligible, may, in the future, with the consent and approval of the Company, by formal resolution of its own board of directors, adopt the Plan hereby created and the related Trust, and thereby, from and after the specified effective date, become an Employer under this Plan. Such adoption shall be effectuated by and evidenced by a formal designation resolution of the Company, and by such formal resolution of the adopting organization. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder and under the Trust. The administrative powers and control of the Company, provided in the Plan and Trust, including the sole right to amendment and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

         18.2 Withdrawal: Any participating Employer, by action of its board of directors and by giving notice to the Company and Trustee, may withdraw from the Plan and Trust at any time without affecting any other Employer not withdrawing, by complying with the provisions of the Plan and Trust. A withdrawing Employer may arrange for the continuation of this Plan and Trust in separate forms for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

         18.3 Adoption Contingent Upon Initial and Continued Qualification: The adoption of this Plan and its related Trust by an organization as provided in
Section 18.1 is hereby made contingent on and subject to the condition precedent that said adopting organization meets all the statutory requirements for qualified plans, including but not limited to Section 401(a) and 501(a) of the Code, for its Employees. The adopting organization shall, upon request of the Committee, request an initial approval letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust herein set forth, or as amended before the receipt of such letter, meets the requirements of the applicable federal statutes for tax qualification purposes for such adopting organization and its covered Employees. Unless such an initial approval letter is issued, such adoption shall become void and inoperative and any contributions made by or for such organization after such adoption shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation becomes disqualified, as to such adopting organization and its Employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either, the prompt (a) re-qualification of the Plan and Trust as to such organization and its Employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status thereof as to any other Employer, or (b) withdrawal of such organization from this Plan and Trust and a continuation of its own Plan and Trust separately from this Plan and Trust, or by merger with another existing plan and trust, with a transfer of said segregated portion of Trust assets, as provided by Section 18.2, or (c) termination of the Plan and Trust as to itself and its Employees.

                                   ARTICLE XIX

                              FIDUCIARY PROVISIONS

         19.1 General Allocation of Duties: Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Trustee shall have only those specific powers, duties, responsibilities and obligations as are specifically given it in the Trust. The board of directors of each Employer shall have the sole responsibility for authorizing its contributions under the Plan and for terminating the Plan. The Company shall have the sole authority to appoint and remove the Trustee or members of the Committee and to amend or terminate this Plan, in whole or in part. The Committee shall have the sole authority to appoint and remove the Investment Managers. The board of directors of the Company and the Committee, respectively, shall make formal periodic reviews of the Investment Managers' investments and performance in order to determine if such investments and performance are in conflict with the provisions of ERISA. However, said board and Committee, respectively, shall not be liable for any acts or omissions of the Investment Manager or be under any obligation to invest or otherwise manage any assets of the Trust Fund which are subject to the management of the Investment Manager unless they know that said Investment Manager has committed a breach of the obligations and duties set forth in ERISA. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary, except to the extent provided by law or as specifically provided herein.

         19.2 Fiduciary Duty: Each fiduciary under the Plan shall discharge its duties and responsibilities with respect to the Plan:

                  (a) solely in the interest of the Plan Participants, for the exclusive purpose of providing benefits to such Participants, and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

                  (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

                  (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

         19.3 Fiduciary Liability: A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility occurring prior to the date it becomes a fiduciary or after the date it ceases to be a fiduciary.

         19.4 Co-Fiduciary Liability: A fiduciary shall not be liable for any breach of fiduciary responsibility by another fiduciary unless:

         IN WITNESS WHEREOF, Tandy Brands Accessories, Inc. has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 1st day of June, 2000.



ATTEST:                                   TANDY BRANDS ACCESSORIES, INC.

/s/ [ILLEGIBLE]
--------------------------                By:  /s/ J S B JENKIN
Assistant Secretary                            ---------------------------------
                                          Its: President
                                               ---------------------------------